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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ImmunoGen, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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830 Winter Street, Waltham, MA 02451	TEL: (781) 895-0600 FAX: (781) 895-0610

October 2, 2012

Dear Shareholder:

        You are cordially invited to attend the 2012 Annual Meeting of Shareholders of ImmunoGen, Inc. to be held on Tuesday, November 13, 2012 beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts.

        The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the matters that will be presented at our annual meeting. The agenda for the meeting includes proposals to elect ten members to our Board of Directors, to increase the number of shares issuable pursuant to our 2006 Employee, Director and Consultant Equity Incentive Plan, to amend our Restated Articles of Organization to increase the number of authorized shares of our common stock, to hold an advisory vote on executive compensation, and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013. The Board of Directors recommends that you vote FOR its proposal to fix the number of members of our Board of Directors at ten, FOR the election of its slate of directors, FOR the proposed increase in the number of shares issuable under our 2006 Plan, FOR the proposed increase in the number of authorized shares of our common stock, FOR approval of the compensation of our named executive officers as disclosed in the proxy statement, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

        Please refer to the enclosed proxy statement for detailed information on each of the proposals. Your vote is important. Whether or not you expect to attend the meeting in person, your shares should be represented. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet or telephone, promptly and in accordance with the instructions set forth in either the Notice Regarding the Availability of Proxy Materials that you received or on the proxy card. This will ensure your proper representation at our annual meeting.

Sincerely,

DANIEL M. JUNIUS President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On November 13, 2012

To Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImmunoGen, Inc. will be held on Tuesday, November 13, 2012 beginning at 11:00 a.m., local time, at ImmunoGen's offices, 830 Winter Street, Waltham, Massachusetts, for the following purposes:

  1.
  To fix the number of members of the Board of Directors at ten.

  2.
  To elect ten members of the Board of Directors to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

  3.
  To approve an amendment to our 2006 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 3,500,000.

  4.
  To approve an amendment to our Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

  5.
  To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

  6.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.

  7.
  To transact such other business as may properly come before the meeting or at any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on September 18, 2012 as the record date for the meeting. All shareholders of record on that date are entitled to notice of and to vote at the meeting. We began mailing the Notice Regarding the Availability of Proxy Materials on or about September 18, 2012. Our proxy materials, including this proxy statement and our 2012 annual report, will also be available on or about October 2, 2012 on the website referred to in the Notice Regarding the Availability of Proxy Materials.

        You are cordially invited to attend the annual meeting in person, if possible. Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy and return it in the envelope enclosed for this purpose, or vote via the Internet or by telephone, as soon as possible. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors

CRAIG BARROWS Secretary

October 2, 2012

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
VOTING SECURITIES	5
ELECTION OF DIRECTORS (Notice Item 1 and Item 2)	8
CORPORATE GOVERNANCE	13
DIRECTOR COMPENSATION	20
AMENDMENT TO 2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 3,500,000 (Notice Item 3)	23
AMENDMENT TO RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 150,000,000 (Notice Item 4)	29
EXECUTIVE OFFICERS	30
EXECUTIVE COMPENSATION	31
REPORT OF THE COMPENSATION COMMITTEE	48
REPORT OF THE AUDIT COMMITTEE	48
ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT (Notice Item 5)	49
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Notice Item 6)	49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	51
SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING	51
CERTAIN MATTERS RELATING TO PROXY MATERIALS	52
OTHER MATTERS	52
ANNUAL REPORT ON FORM 10-K	52
EXHIBIT A—2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN (as amended June 13, 2012)	A-1

830 Winter Street
Waltham, Massachusetts 02451
781-895-0600

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

        We are making these proxy materials available to you on or about October 2, 2012 in connection with the solicitation of proxies by the Board of Directors of ImmunoGen, Inc. ("ImmunoGen") for our 2012 annual meeting of shareholders, and any adjournment or postponement of that meeting. The meeting will be held on Tuesday, November 13, 2012 beginning at 11:00 a.m., local time, at our offices, 830 Winter Street, Waltham, Massachusetts. You are invited to attend the meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting in person to vote your shares. Instead, you may have your shares voted at the meeting on your behalf by following the instructions below to submit your proxy on the Internet. Alternatively, if you requested and received a printed copy of these materials, you may complete, sign and return the accompanying proxy card or submit your proxy by telephone as described below in order to have your shares voted at the meeting on your behalf.

        We intend to mail a Notice Regarding the Availability of Proxy Materials (referred to elsewhere in this proxy statement as the "Notice") to all shareholders of record entitled to vote at the annual meeting on or about September 18, 2012. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

What am I voting on?

        There are six matters scheduled for a vote:

  •
  To fix the number of members of our Board of Directors at ten;

  •
  To elect ten members of our Board of Directors;

  •
  To approve an amendment to our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, to increase the number of shares of common stock authorized for issuance thereunder by 3,500,000.

  •
  To approve an amendment to our Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

  •
  To approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement; and

  •
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.

Who can attend and vote at the meeting?

        Shareholders of record at the close of business on September 18, 2012 are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote on all matters to be voted on at the meeting, and can be voted only if the record owner is present to vote or is represented by proxy. The Notice you received by mail and the proxy card provided with this proxy statement indicate the number of shares of common stock that you own and are entitled to vote at the meeting.

What constitutes a quorum at the meeting?

        The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on September 18, 2012, the record date, will constitute a quorum for purposes of the meeting. On the record date, [                  ] shares of our common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "abstain" and so-called "broker non-votes" (described below) will be counted as present.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the meeting, we urge you to either:

  •
  vote on the Internet pursuant to the instructions provided in the Notice you received by mail, or

  •
  request printed copies of the proxy materials by mail pursuant to the instructions provided in the Notice, and either

  •
  complete, sign, date and return the proxy card you will receive in response to your request, or

  •
  vote by telephone (toll-free) in the United States or Canada, in accordance with the instructions on the proxy card.

        Requests for printed copies of the proxy materials should be made no later than October 30, 2012 to ensure that they will be received in time for you to cast your vote on a timely basis. Please note that the Notice is not a proxy card or a ballot, and any attempt to vote your shares by marking and returning the Notice will be ineffective.

        If you properly complete and deliver your proxy (whether electronically, by mail or by telephone) and it is received by 11:59 p.m. Eastern Time on November 12, 2012, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares as follows:

  •
  FOR the proposal to fix the number of members of our Board of Directors at ten;

  •
  FOR the election of the ten nominees named below under "Election of Directors;"

  •
  FOR approval of the amendment to the 2006 Plan to increase the number of shares of common stock authorized for issuance thereunder by 3,500,000;

  •
  FOR approval of the amendment to our Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000;

  •
  FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement; and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.

        If any other matter properly comes before the meeting or at any adjournments or postponements thereof, your proxy will vote your shares in his discretion. At present we do not know of any other business that is intended to be brought before or acted upon at the meeting.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name," you will need to instruct your broker concerning how to vote your shares in the manner provided by your broker. If your shares are held in "street name" and you wish to vote them in person at the meeting, you must obtain from your broker a properly executed legal proxy, identifying you as an ImmunoGen shareholder, authorizing you to act on behalf of the broker at the meeting and specifying the number of shares with respect to which the authorization is granted.

What discretion does my broker have to vote my shares held in "street name"?

        A broker holding your shares in "street name" must vote those shares according to any specific instructions it receives from you. If specific instructions are not received, your broker generally may vote your shares in its discretion, depending on the type of proposal involved. There are certain matters on which brokers may not vote without specific instructions from you. If such a matter comes before the meeting and you have not specifically instructed your broker how to vote your shares, your shares will not be voted on that matter, giving rise to what is called a "broker non-vote." Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum for the transaction of business, but for purposes of determining the number of shares voting on a particular proposal broker non-votes will not be counted as votes cast or shares voting. Brokers do not have discretion to vote your shares for the election of directors or on the proposal to approve an amendment to the 2006 Plan or on the advisory proposal on executive compensation without sufficient instructions from you, and your failure to instruct your broker how to vote on these items will result in a broker non-vote.

Can I change my vote after I have already voted?

        Yes. You may change your vote at any time before your proxy is exercised. To change your vote, you may:

  •
  Deliver to our corporate secretary a written notice revoking your earlier vote; or

  •
  Submit a properly completed and signed proxy card with a later date; or

  •
  Vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on November 12, 2012); or

  •
  Vote in person at the meeting.

        Your last dated proxy card or vote cast will be counted. Your attendance at the meeting will not be deemed to revoke a previously-delivered proxy unless you clearly indicate at the meeting that you intend to revoke your proxy and vote in person.

        If your shares are held in "street name," you should contact your broker for instructions on changing your vote.

How are votes counted?

  •
  Notice Item 1—Proposal fixing the number of members of our Board of Directors at ten:  Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter.

  •
  Notice Item 2—Election of directors.  The ten nominees who receive the highest number of "For" votes will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will have no effect on the outcome of the election. Broker non-votes, which are described above, will also have no effect on the outcome of the election.

  •
  Notice Item 3—Amendment of 2006 Plan.  Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the outcome of voting on this matter.

  •
  Notice Item 4—Amendment of Restated Articles of Organization.  Approval of this item requires the favorable vote of a majority of the shares of common stock outstanding and entitled to vote as of the record date. Abstentions will have the same effect on the outcome of voting on this matter as votes against the proposal.

  •
  Notice Item 5—Advisory (non-binding) vote on executive compensation, or "say-on-pay:" Because this proposal calls for a non-binding advisory vote, there is no "required vote" that would constitute approval. However, our Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on this matter.

  •
  Notice Item 6—Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm: Approval of this proposal requires the favorable vote of a majority of the votes cast on the matter. Abstentions will have no effect on the outcome of voting on this matter.

  •
  Other business:  All other business that may properly come before the meeting requires the favorable vote of a majority of the votes cast on the matter. Abstentions and broker non-votes, which are described above, will have no effect on the outcome of voting on these matters.

How is ImmunoGen soliciting proxies?

        We bear the cost of preparing, assembling and mailing the proxy material relating to the solicitation of proxies by the Board of Directors for the meeting. In addition to the use of the mails, certain of our officers and regular employees may, without additional compensation, solicit proxies in person, by telephone or other means of communication. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and will reimburse those record holders for their reasonable expenses in transmitting this material. In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and reimbursement of customary disbursements that are not expected to exceed $23,000 in the aggregate.

 VOTING SECURITIES

Who owns more than 5% of our stock?

        On September 18, 2012, there were [                  ] shares of our common stock outstanding. On that date, to our knowledge there were five shareholders who owned beneficially more than 5% of our common stock. The table below contains information, as of the date noted below, regarding the beneficial ownership of these entities.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
FMR LLC(1)	11,465,387	13.6%
Edward C. Johnson III
PRIMECAP Management Company(2)	11,255,969	13.4%
ClearBridge Advisors, LLC(3)	6,178,568	7.3%
Wellington Management Company, LLP(4)	4,595,704	5.5%
BlackRock, Inc.(5)	4,230,956	5.03%

(1)
Based on a Schedule 13G/A filed with the SEC on February 14, 2012 reporting beneficial ownership as of December 31, 2011. The Schedule 13G/A filing reported that FMR LLC had sole voting power with respect to 3,000 shares and sole investment power with respect to all of the shares reported, and that Edward C. Johnson III, through his control of FMR LLC, had sole investment power with respect to all of the shares reported. The reporting entities' address is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
Based on Schedule 13G/A filed with the SEC on February 13, 2012 reporting beneficial ownership as of December 31, 2011. The Schedule 13G/A filing reported that the reporting entity had sole voting power with respect to 9,460,250 shares and sole investment power with respect to all of the shares reported. The reporting entity's address is 225 South Lake Street, Suite 400, Pasadena, California 91101.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2012 reporting beneficial ownership as of December 31, 2011. The Schedule 13G/A filing reported that the reporting entity had sole voting power with respect to 4,517,585 shares and sole investment power with respect to all of the shares reported. The reporting entity's address is 620 Eighth Avenue, New York, New York 10018.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2012 reporting beneficial ownership as of December 31, 2011. The Schedule 13G filing reported that the reporting entity had shared voting power with respect to 3,509,174 shares and shared investment power with respect to all of the shares reported. The reporting entity's address is 280 Congress Street, Boston, Massachusetts 02210.

(5)
Based on a Schedule 13G/A filed with the SEC on February 13, 2012 reporting beneficial ownership as of December 31, 2011. The Schedule 13G/A filing reported that the reporting entity had sole voting and investment power with respect to all the shares reported. The reporting entity's address is 40 East 52nd Street, New York, New York 10022.

How many shares do ImmunoGen's directors and executive officers own?

        The following information is furnished as of September 18, 2012, with respect to common stock beneficially owned by: (1) our directors (including our chief executive officer); (2) our other executive officers named in the summary compensation table elsewhere in this proxy statement; and (3) all directors and executive officers as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned(1)	Percent of Class(1)
Mark Goldberg, M.D.(2)	6,316	**
Daniel M. Junius(3)	1,012,000	1.2%
Stephen C. McCluski(4)	44,408	**
Dean J. Mitchell(5)	4,237	**
Nicole Onetto, M.D.(6)	51,698	**
Kristine Peterson(7)	4,237	**
Howard H. Pien(8)	35,195	**
Mark Skaletsky(9)	74,824	**
Joseph J. Villafranca, Ph.D.(10)	73,490	**
Richard J. Wallace(11)	41,276	**
Gregory D. Perry(12)	220,003	**
John M. Lambert, Ph.D.(13)	559,024	**
James J. O'Leary, M.D.(14)	258,667	**
Craig Barrows(15)	171,101	**
All directors, director nominees and executive officers as a group (16 persons)(16)	2,685,227	3.1%

*
Unless otherwise indicated, the address is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, Massachusetts 02451.

**
Less than 1.0%.

(1)
The number and percent of the shares of common stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of September 18, 2012 are outstanding.

(2)
Includes (a) 800 shares owned jointly by Dr. Goldberg and his spouse, (b) 3,865 shares which may be acquired by Dr. Goldberg within 60 days of September 18, 2012 through the exercise of stock options; and (b) 1,651 shares that Dr. Goldberg would receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(3)
Includes (a) 73,336 shares owned by Mr. Junius individually; and (b) 938,664 shares which may be acquired by Mr. Junius within 60 days of September 18, 2012 through the exercise of stock options.

(4)
Includes (a) 10,076 shares which may be acquired by Mr. McCluski within 60 days of September 18, 2012 through the exercise of stock options; and (b) 34,332 shares that Mr. McCluski would receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(5)
Includes (a) 3,066 shares which may be acquired by Mr. Mitchell within 60 days of September 18, 2012 through the exercise of stock options; and (b) 1,171 shares that Mr. Mitchell would receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(6)
Includes (a) 10,076 shares which may be acquired by Dr. Onetto within 60 days of September 18, 2012 through the exercise of stock options; and (b) 41,622 shares that Dr. Onetto would receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(7)
Includes (a) 3,066 shares which may be acquired by Ms. Peterson within 60 days of September 18, 2012 through the exercise of stock options; and (b) 1,171 shares that Ms. Peterson would receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(8)
Includes (a) 10,076 shares which may be acquired by Mr. Pien within 60 days of September 18, 2012 through the exercise of stock options; and (b) 25,119 shares that Mr. Pien may receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(9)
Includes (a) 13,759 shares owned by Mr. Skaletsky individually; (b) 20,076 shares which may be acquired by Mr. Skaletsky within 60 days of September 18, 2012 through the exercise of stock options; and (c) 40,989 shares that Mr. Skaletsky may receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(10)
Includes (a) 10,076 shares which may be acquired by Dr. Villafranca within 60 days of September 18, 2012 through the exercise of stock options; and (b) 63,414 shares that Dr. Villafranca may receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(11)
Includes (a) 10,076 shares which may be acquired by Mr. Wallace within 60 days of September 18, 2012 through the exercise of stock options; and (b) 31,200 shares that Mr. Wallace may receive upon redemption of deferred stock units within 60 days of September 18, 2012.

(12)
Includes 220,003 shares which may be acquired by Mr. Perry within 60 days of September 18, 2012 through the exercise of stock options.

(13)
Includes (a) 106,857 shares owned by Dr. Lambert individually; (b) 439,167 shares which may be acquired by Dr. Lambert within 60 days of September 18, 2012 through the exercise of stock options; and (c) 13,000 owned by Dr. Lambert's spouse, as to which Dr. Lambert disclaims beneficial ownership.

(14)
Includes 258,667 shares which may be acquired by Dr. O'Leary within 60 days of September 18, 2012 through the exercise of stock options.

(15)
Includes (a) 6,100 shares owned jointly by Mr. Barrows and his spouse; and (b) 165,001 shares which may be acquired by Mr. Barrows within 60 days of September 18, 2012 through the exercise of stock options.

(16)
See footnotes (2)—(15). Also includes 128,751 shares which many be acquired by our non-named executive officers in the aggregate within 60 days of September 18, 2012 through the exercise of stock options.

ELECTION OF DIRECTORS
(Notice Item 1 and Item 2)

Who sits on the Board of Directors?

        Our by-laws provide that, at each annual meeting of shareholders, our shareholders will fix the number of directors to be elected to our Board of Directors. At our 2011 annual meeting of shareholders, the shareholders voted to fix the number of directors at eight. Subsequent to that meeting, our Board of Directors voted to enlarge the number of directors constituting the full Board of Directors to ten, and voted to fill the vacancies so created, as permitted by our by-laws. Our Board of Directors currently consists of ten members. The shareholders may increase or decrease the number of directors constituting the full Board of Directors, provided that such number may not be less than three.

        We are proposing that shareholders fix the number of directors to be elected at the meeting at ten. We are nominating the ten current directors listed below for re-election at the meeting. Persons elected as directors at the meeting will serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified or until they die, resign or are removed.

Recommendation

        The Board recommends a vote "FOR" the proposal fixing the number of directors at ten, and "FOR" the election of the nominees listed below.

Information About the Director Nominees

        The persons named as proxies in the accompanying proxy card will vote, unless authority is withheld, for the election of the nominees named below. We have no reason to believe that any of the nominees will be unavailable for election. However, if any one of them becomes unavailable, the persons named as proxies in the accompanying proxy card have discretionary authority to vote for a substitute chosen by the Board. Any vacancies not filled at the meeting may be filled by the Board.

        The names of our director nominees and certain other information about them are set forth below.

Name	Age	Year First Elected a Director	Position
Daniel M. Junius	60	2008	President and Chief Executive Officer; Director
Stephen C. McCluski(1)	60	2007	Chairman of the Board; Chairman of the Audit Committee
Mark Goldberg, M.D.(2)	58	2011	Director
Dean J. Mitchell(3)	56	2012	Director
Nicole Onetto, M.D.(2)	59	2005	Director
Kristine Peterson(1)	53	2012	Director
Howard H. Pien(3)	54	2009	Director; Chairman of the Compensation Committee
Mark Skaletsky(1)	64	2000	Director
Joseph J. Villafranca, Ph.D.(2)	68	2004	Director; Chairman of the Governance and Nominating Committee
Richard J. Wallace(1)(3)	61	2007	Director

(1)
Member of the Audit Committee.

(2)
Member of the Governance and Nominating Committee.

(3)
Member of the Compensation Committee.

        Daniel M. Junius has served as our President and Chief Executive Officer since January 2009. Prior to that he served as our President and Chief Operating Officer and Acting Chief Financial Officer from July 2008 to December 2008, as our Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as our Senior Vice President and Chief Financial Officer from 2005 to 2006. Prior to joining ImmunoGen in 2005, he served as Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a supplier of business products and services to small businesses, from 2002 to 2004, and as Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Mr. Junius holds a Masters of Management from Northwestern University's Kellogg School of Management. We believe that Mr. Junius should serve on our Board in recognition of his leadership role as our President and Chief Executive Officer. As a result of his position, Mr. Junius has a thorough understanding of all aspects of our business and operations.

        Stephen C. McCluski has served as the Chairman of our Board of Directors since 2009. Mr. McCluski served as Senior Vice President and Chief Financial Officer of Bausch & Lomb Incorporated, a manufacturer of health care products for the eye, from 1995 to his retirement in 2007. Prior to that he served in various executive capacities at Bausch & Lomb and its subsidiaries from 1989 to 1995. Mr. McCluski is also a director of Standard Microsystems Corporation and the James P. Wilmot Cancer Center of the University of Rochester and, within the past five years, he also served as a director of Indevus Pharmaceuticals, Inc. We believe Mr. McCluski's qualifications to serve on our Board include his global management experience and knowledge of financial and accounting matters and mergers and acquisitions. As a result of these experiences, Mr. McCluski has a wide-ranging understanding of business organizations generally and healthcare businesses in particular. Mr. McCluski also has significant corporate governance experience through his service on other company boards.

        Mark Goldberg, M.D., has served as Senior Vice President of Product Development for Synageva BioPharma Corp., a biopharmaceutical company, since September 2011. Prior to that he served in various management capacities of increasing responsibility at Genzyme Corporation, a biopharmaceutical company, from 1996 to 2011, most recently as Senior Vice President, Clinical Research and Global Therapeutic Head, Oncology, Genetic Health, and as Chairman of Genzyme's Early Product Review Board. Prior to joining Genzyme he was a full-time staff physician at Brigham and Women's Hospital and the Dana-Farber Cancer Institute, where he still holds appointments. Dr. Goldberg is an Associate Professor of Medicine at Harvard Medical School. Dr. Goldberg holds a Doctor of Medicine degree from Harvard Medical School. Dr. Goldberg also served as a director of Synageva BioPharma Corp. within the past five years. We believe that Dr. Goldberg's qualifications to serve on our Board include his comprehensive experiences in clinical research and medical affairs, as well as early stage research, at his former employers, which give him a wide-ranging understanding of the drug development process for biopharmaceutical products from the research stage through clinical development.

        Dean J. Mitchell has served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, since 2010. Prior to that he served as President and Chief Executive Officer of Alpharma, Inc., a publicly traded human and animal pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008. Prior to that he served as President and Chief Executive Officer of Guilford Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company from 2004 until its acquisition by MGI PHARMA, INC. in 2005. Prior to that he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company, a pharmaceutical company, from 2001 to 2004. Prior to that he spent 14 years at GlaxoSmithKline plc, a pharmaceutical company, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell is also a director of Ista Pharmaceuticals, Inc. and, within the past five years, he also served as a director of Alpharma, Inc., MGI PHARMA, INC. and Talecris Biotherapeutics Holdings Corp. We believe that Mr. Mitchell's qualifications to serve on our Board include his management experience in the pharmaceutical and biotherapeutics industries, in particular as it relates to later-stage drug development and commercialization, and his experience as a CEO and board member of multiple biotechnology companies.

        Nicole Onetto, M.D., has served as Deputy Director of the Ontario Institute for Cancer Research since 2009. Prior to that she served as Senior Vice President and Chief Medical Officer of ZymoGenetics, Inc., a biotechnology company, from 2005 to 2009. Prior to that she served as Executive Vice President and Chief Medical Officer at OSI Pharmaceuticals, Inc., a biopharmaceutical company, from 2003 to 2005, and as Executive Vice President of OSI Pharmaceutical's Oncology business from 2002 to 2003. Prior to that she served as Senior Vice President, Medical Affairs, at Gilead Sciences, Inc., a biopharmaceutical company, from 2000 to 2001. Dr. Onetto has a Doctor of Medicine degree from the University of Paris V, France and a M.Sc. in Pharmacology from the University of Montreal. We believe Dr. Onetto's qualifications to serve on our Board include her chief medical officer and senior medical affairs positions at several biopharmaceutical companies. As a result of these experiences, Dr. Onetto has a deep understanding of the clinical development of biopharmaceutical products both in the U.S. and internationally.

        Kristine Peterson has served as Chief Executive Officer of Valeritas, Inc., a medical technology company focusing on innovative drug delivery systems, since 2009. Prior to that she served as Company Group Chair of Johnson & Johnson's biotech groups from 2006 to 2009, and as Executive Vice President for J&J's global strategic marketing organization from 2004 to 2006. Prior to that she served as Senior Vice President, Commercial Operations for Biovail Corporation, a pharmaceutical company, and President of Biovail Pharmaceuticals from 2003 to 2004. Prior to that she spent 20 years at Bristol-Myers Squibb Company, a pharmaceutical company, in assignments of increasing responsibility spanning marketing, sales and general management, including running a cardiovascular/metabolic business unit and a generics division. Ms. Peterson is also a director of Amarin Corporation plc and Valeritas, Inc. We believe that Ms. Peterson's qualifications to serve on our Board include her extensive executive management and sales and marketing experience in both mature pharmaceutical and smaller biotechnology companies, in particular as it relates to later-stage development and commercialization, and her other public company board experience.

        Howard H. Pien served as Chairman of the Board and Chief Executive Officer of Medarex, Inc., a biotechnology company, from 2007 to its acquisition by Bristol-Myers Squibb Company in September 2009. Prior to that he was a private consultant from 2006 to 2007. Prior to that he served as President and Chief Executive Officer of Chiron Corporation, a biopharmaceutical company, from 2003 to its acquisition by Novartis AG in 2006. Prior to that he served in various executive capacities at GlaxoSmithKline plc (GSK), a pharmaceutical company, and its predecessor companies, including as President of GSK's International Pharmaceuticals business from 2000 to 2003, and as President of Pharmaceutical Operations of SmithKline Beecham plc (a predecessor of GSK). Mr. Pien also worked for six years at Abbott Laboratories, a diversified health care products company, and for five years at Merck & Co., Inc., a pharmaceutical company, in positions in sales, market research, licensing and product management. Mr. Pien is also a director of Ikaria, Inc., Talon Therapeutics, Inc., Vanda Pharmaceuticals, Inc. and ViroPharma Incorporated and, within the past five years, he also served as a director of Medarex, Inc and Chiron Corporation and, for a period of approximately two months during 2007, the Company. We believe Mr. Pien's qualifications to serve on our Board include his chief executive officer experience at several biotechnology companies, as well as his earlier experience in roles of increasing responsibility for the commercial operations of a large multinational pharmaceutical company's worldwide pharmaceuticals business. As a result of these experiences, Mr. Pien has a wide-ranging understanding of all aspects of biotechnology businesses. Mr. Pien also has significant corporate governance experience through his service on other company boards.

        Mark Skaletsky has served as Chairman of the Board and Chief Executive Officer of Fenway Pharmaceuticals, Inc., a business development advisory firm serving the biotechnology industry, since 2008. Prior to that he served as Chairman of the Board and Chief Executive Officer of Trine Pharmaceuticals, Inc. (formerly Essential Therapeutics, Inc.), a drug development company, from 2001 to 2007. Prior to that he served as Chairman of the Board and Chief Executive Officer of The Althexis Company, Inc. a drug discovery company, from 2000 to its acquisition by Essential Therapeutics in 2001. Mr. Skaletsky is also a director of Alkermes, Inc. and Targacept, Inc. and, within the past five years, he also served as a director of Icoria, Inc. (acquired by Clinical Data, Inc.) and AMAG Pharmaceuticals, Inc. We believe Mr. Skaletsky's qualifications to serve on our Board include his current and former experience as a chief executive officer and/or director of several biotechnology companies. In addition, Mr. Skaletsky has served in various leadership roles at BIO, the leading biotechnology trade organization (including its predecessor), since its founding. As a result of these experiences, Mr. Skaletsky has a wide-ranging understanding of biotechnology research and development and of the current state of the biotechnology industry generally. Mr. Skaletsky also has significant experience sitting on audit, compensation and corporate governance committees through his service on other company boards.

        Joseph J. Villafranca, Ph.D., has served as the President of BioPharmaceutical Consultants LLC since May 2012. Prior to that he served as Senior Vice President, SOU Head, Life Sciences, of Tunnell Consulting, a consulting firm focusing on the life sciences industry, from 2009 to his retirement from Tunnell Consulting in April 2012, where he continues to act as a special consultant. Prior to that he served as Senior Vice President—Operations and Principal & Practice Director, Life Sciences, of Tunnell Consulting from 2006 to 2009. Prior to that he served as President of Biopharmaceutical Consultants LLC from 2005 to 2006. Prior to that he served as Executive Vice President, Pharmaceutical Development and Operations at Neose Technologies, Inc., a biotechnology company, from 2002 to 2005. Prior to that he served in various executive positions at Bristol-Myers Squibb Company over a period of 11 years. Dr. Villafranca holds a Ph.D. in Biochemistry/Chemistry from Purdue University and completed his postdoctoral work at the Institute for Cancer Research in Philadelphia, Pennsylvania. We believe Dr. Villafranca's qualifications to serve on our Board include his current and former experience as an industry consultant as well as his executive positions at both biotechnology and large pharmaceutical companies. As a result of these experiences, Dr. Villafranca has a wide-ranging understanding of biopharmaceutical businesses, with particular expertise in the area of chemistry, manufacturing and control (CMC). Dr. Villafranca also has significant experience sitting on audit, compensation and corporate governance committees through his service on other company boards.

        Richard J. Wallace served as a Senior Vice President for Research and Development at GlaxoSmithKline plc (GSK), a pharmaceutical company, from 2004 to his retirement in 2008. Prior to that he served in various executive capacities for GSK and its predecessor companies and their subsidiaries from 1992 to 2004. Mr. Wallace's experience prior to joining GSK included eight years with Bristol-Myers Squibb Company and seven years at Johnson & Johnson in assignments spanning marketing, sales, manufacturing and general management. Mr. Wallace is also a director of GNC Corporation and, within the past five years, he also served as a director of Avigen, Inc., Bridgehead International Ltd. and Clinical Data, Inc. We believe Mr. Wallace's qualifications to serve on our Board include former experience in various capacities of increasing responsibility at several large pharmaceutical companies. As a result of these experiences, Mr. Wallace has a wide-ranging understanding of drug development both in the U.S. and internationally. Mr. Wallace also has significant corporate governance experience through his service on other company boards.

CORPORATE GOVERNANCE

Independence

        Our Board of Directors has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with the applicable listing standards of the NASDAQ Stock Market as in effect from time to time. Directors who are also ImmunoGen employees are not considered to be independent for this purpose. For a non-employee director to be considered independent, he or she must not have any direct or indirect material relationship with ImmunoGen. A material relationship is one which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In determining whether a material relationship exists, the Board considers the circumstances of any direct compensation received by a director or a member of a director's immediate family from ImmunoGen; any professional relationship between a director or a member of a director's immediate family and ImmunoGen's independent registered public accounting firm; any participation by an ImmunoGen executive officer in the compensation decisions of other companies employing a director or a member of a director's immediate family as an executive officer; and commercial relationships between ImmunoGen and other entities with which a director is affiliated (as an executive officer, partner or controlling shareholder). In addition, the Board has determined that directors who serve on the Audit Committee must qualify as independent under applicable SEC rules, which limit the types of compensation an Audit Committee member may receive directly or indirectly from ImmunoGen and require that Audit Committee members not be "affiliated persons" of ImmunoGen or its subsidiaries.

        Consistent with these considerations, the Board has determined that all of the current members of the Board are independent directors, except Mr. Junius, who is also an ImmunoGen executive officer.

How are nominees for the Board selected?

        Our Governance and Nominating Committee is responsible for identifying and recommending nominees for election to the Board. The committee will consider nominees recommended by shareholders if the shareholder submits the nomination in compliance with applicable requirements. The committee did not receive any shareholder nominations for election of directors at this year's meeting. All of the nominees for director standing for election at the meeting (other than Mr. Mitchell and Ms. Peterson) were most recently elected or re-elected as directors at our 2011 annual meeting of shareholders. Prior to the 2011 annual meeting, the Board had consisted of nine directors, of whom two retired from the Board at the 2011 annual meeting. Dr. Goldberg was nominated and elected to fill one of the vacancies created by those retirements. Subsequently, both Mr. Mitchell and Ms. Peterson were initially introduced to the Governance and Nominating Committee by a third-party search firm retained by the committee to assist it in identifying and evaluating candidates to fill the other vacancy that had been created by the retirement of two directors as described above. In connection with its engagement by the committee, the third-party search firm assisted the committee in preparing a position description for the new director and identified a list of potential candidates based on that description. The search firm then assisted the committee in prioritizing the potential candidates and conducted initial evaluations of the prioritized candidates, reporting its findings to the committee. Based on those initial evaluations, certain of the candidates met with members of the committee, as well as our CEO and our Chairman of the Board. Ultimately, the committee determined that both Mr. Mitchell and Ms. Peterson should be recommended for election to the Board, and the search firm then conducted reference reviews of both candidates and reported its findings to the committee. The

Board elected Mr. Mitchell and Ms. Peterson as directors at a meeting held on January 30, 2012. We paid the search firm a fixed fee in connection with this engagement in an amount that the committee determined was reasonable and customary. We also agreed to reimburse the search firm for its reasonable out-of-pocket expenses incurred in connection with the engagement.

Director Qualifications

        When considering a potential candidate for membership on the Board, the Governance and Nominating Committee examines a candidate's specific experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time and effort to Board responsibilities. In addition to these qualifications, when considering potential candidates for the Board, the committee seeks to ensure that the Board is comprised of a majority of independent directors and that the committees of the Board are comprised entirely of independent directors. The committee may also consider any other standards that it deems appropriate, including whether a potential candidate's skill and experience would enhance the ability of a particular Board committee to fulfill its duties.

        We do not have a formal diversity policy for selecting members of our Board. However, we do believe it is important that our Board members collectively bring the experiences and skills appropriate to effectively carry out their responsibilities with respect to our business both as conducted today and as we plan to achieve our longer-term strategic objectives. We therefore seek as members of our Board individuals with a variety of perspectives and the expertise and ability to provide advice and oversight in the areas of financial and accounting controls; biotechnology research and drug development; business strategy; clinical development and regulatory affairs; compensation practices; and corporate governance.

        Potential candidates may come to the attention of the Governance and Nominating Committee from current directors, executive officers, shareholders or other persons. The committee also, from time to time, engages firms that specialize in identifying director candidates. Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the committee determines that the candidate warrants further consideration, and the person expresses a willingness to be considered and to serve on the Board, the committee requests information from the candidate, reviews the person's accomplishments and qualifications, compares those accomplishments and qualifications to those of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, members of the committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's credentials and accomplishments. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Nominations

        Shareholders who wish to submit director candidates for consideration should send such recommendations to our corporate secretary at ImmunoGen's executive offices not fewer than 120 days prior to the first anniversary of the date on which ImmunoGen's proxy statement for the prior year's annual meeting of shareholders was released. Such recommendations must include the following information: (1) the name and address of the shareholder submitting the recommendation, as they appear on our books, and of the beneficial owner on whose behalf the recommendation is being submitted; (2) the class and number of our shares that are owned beneficially and held of record by such shareholder and such beneficial owner; (3) if the recommending shareholder is not a shareholder of record, a statement from the record holder (usually a broker or bank) verifying the holdings of the shareholder (or alternatively, a current Schedule 13D or 13G, or a Form 3, 4 or 5 filed with the SEC), and a statement from the recommending shareholder of the length of time that the shares have been held (if the recommendation is submitted by a group of shareholders, the foregoing information must be submitted for each shareholder in the group); (4) a statement from the shareholder as to whether he or she has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders; (5) as to each proposed director candidate, all information relating to such person or persons that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; (6) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership described above; (7) a description of all arrangements or understandings between the proposed director candidate and the shareholder submitting the recommendation; (8) a description of all relationships between the proposed director candidate and any of our competitors, customers, suppliers or other persons with special interests regarding ImmunoGen; and (9) the consent of each proposed director candidate to be named in the proxy statement and to serve as a director if elected. Shareholders must also submit any other information regarding the proposed director candidate that SEC rules require to be included in a proxy statement relating to the election of directors.

Can I communicate with ImmunoGen's directors?

        Yes. Shareholders who wish to communicate with the Board or with a particular director may send a letter to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel. The mailing envelope should contain a clear notation that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The general counsel will make copies of all such letters and circulate them to the appropriate director or directors.

What is the Board's leadership structure?

        We do not have a policy on whether the same person should serve as both the principal executive officer and Chairman of the Board or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. Our Board believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for ImmunoGen at a given time.

        Our Board believes that its current leadership structure, with Mr. Junius serving as CEO and Mr. McCluski serving as Chairman of the Board, is appropriate for ImmunoGen at this time. We believe that this separation is appropriate since the CEO has overall responsibility for all aspects of our operations and implementation of our strategy, while the Chairman of the Board has a greater focus on corporate governance, including leadership of the Board, and he facilitates communication between the CEO and the other members of the Board.

What is the Board's role in risk oversight?

        Our Board's role is to oversee the senior management team to assure that the long-term interests of shareholders are being properly served, including understanding and assessing the principal risks associated with our businesses and operations and reviewing options for the mitigation or management of such risks. The Board as a whole is responsible for such risk oversight, but administers certain of its risk oversight functions through the Audit Committee and the Compensation Committee.

        The Audit Committee is responsible for the oversight of our accounting and financial reporting processes, including our systems of internal accounting control. In addition, the Audit Committee discusses guidelines and policies governing the process by which senior management and the relevant company departments assess and manage ImmunoGen's exposure to risk, and discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures.

        The Compensation Committee evaluates our compensation policies and practices from the perspectives of whether they support organizational objectives and shareholder interests, and whether or not they create incentives for inappropriate risk-taking.

What committees has the Board established?

        The Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. As described above under the heading "Independence," all of the members of the Audit, Compensation, and Governance and Nominating Committees are deemed to be independent directors. Each of these committees acts under a written charter, copies of which can be found on ImmunoGen's website at www.immunogen.com on the Investors Relations page under "Corporate Governance."

Audit Committee

        The Audit Committee assists the Board in its oversight of:

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  Our accounting and financial reporting principles, policies, practices and procedures;

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  The adequacy of our systems of internal accounting control;

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  The quality, integrity and transparency of our financial statements;

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  Our compliance with all legal and regulatory requirements; and

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  The effectiveness and scope of our Code of Corporate Conduct and Senior Officer and Financial Personnel Code of Ethics.

        The Audit Committee also reviews the qualifications, independence and performance of our independent registered public accounting firm and pre-approves all audit and non-audit services provided by such firm and its fees. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also is responsible for reviewing and approving related person transactions in accordance with our written related person transaction policy.

        Our Board has also determined that each member of the committee qualifies as an "audit committee financial expert" under SEC rules.

Compensation Committee

        The Compensation Committee is responsible for:

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  Setting the compensation of our executive officers;

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  Overseeing the administration of our incentive compensation plans, including the annual bonus objectives and our equity-based compensation and incentive plans, discharging its responsibilities as provided for under such plans, and approving awards of incentive compensation under such plans;

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  Approving, or where shareholder approval is required, making recommendations to the Board regarding any new incentive compensation plan or any material change to an existing incentive compensation plan;

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  Making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any of our current or former executive officers and the extension of any change in control or similar agreements to any of our officers; and

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  Overseeing the development and implementation of executive succession plans and plans for developing and evaluating potential candidates for executive positions.

        All of the non-management directors on our Board annually review the corporate goals and approve the CEO's individual objectives (if any), and evaluate the CEO's performance in light of those goals and objectives. Based on the foregoing, the Compensation Committee sets the CEO's compensation, including salary, target bonus, bonus payouts, equity-based or other long-term compensation, and any other special or supplemental benefits. Our CEO annually evaluates the contribution and performance of our other executive officers, and the Compensation Committee sets their compensation based on the recommendation of our CEO.

        The Compensation Committee has delegated to our CEO the authority to grant stock options and restricted stock awards under our 2006 Employee, Director and Consultant Equity Incentive Plan (which is referred to elsewhere in this proxy statement as our 2006 Plan) to individuals who are not subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code as follows:

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  New hires.  The CEO is authorized to grant stock options to newly-hired individuals other than corporate officers.

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  Existing employees.  In any fiscal year, the aggregate number of shares subject to options awarded by the CEO to employees (other than new hires) may not exceed 50,000, and the number of restricted shares awarded by the CEO to employees (other than new hires) may not exceed 25,000. With respect to these CEO-granted awards, no individual may receive in any fiscal year a combination of stock options and restricted shares such that the sum of total restricted shares awarded and .5 times the total shares subject to stock options awarded exceeds 2,500.

        The Compensation Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as it deems appropriate, at ImmunoGen's expense. In 2011 the committee engaged Towers Watson & Co. as independent compensation consultant to provide us with research and comparative market data on executive and employee compensation. This consultant met with the Compensation Committee, with and without members of management in attendance, at the committee's request.

Governance and Nominating Committee

        The Governance and Nominating Committee is responsible for:

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  Identifying and recommending to the Board individuals qualified to serve as directors;

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  Recommending to the Board directors to serve on committees of the Board;

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  Advising the Board with respect to matters of Board composition and procedures;

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  Reviewing our corporate governance guidelines and making recommendations of any changes to the Board;

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  Overseeing the process by which the Board and its committees assess their effectiveness; and

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  Reviewing the compensation for non-employee directors and making recommendations of any changes to the Board.

        The Governance and Nominating Committee is authorized to obtain advice and assistance from independent compensation consultants, outside legal counsel and other advisors as its deems appropriate, at ImmunoGen's expense. In 2012 the committee engaged Towers Watson & Co. to provide the committee with comparative company information regarding certain corporate governance matters.

How often did the Board and committees meet in fiscal year 2012?

        The Board of Directors met nine times during the last fiscal year. The Audit, Compensation, and Governance and Nominating Committees met seven, nine and twenty times, respectively, during the last fiscal year. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

        The non-management directors met five times during the last fiscal year in executive session without management present. Each of these meetings was followed by a session consisting solely of independent directors.

Does ImmunoGen have a policy regarding director attendance at annual meetings of the shareholders?

        It is the Board's policy that, absent any unusual circumstances, all director nominees standing for election will attend our annual meeting of shareholders. All of our directors attended our 2011 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During fiscal year 2012, Messrs. Mitchell, Pien and Wallace and Dr. Villafranca (on an interim basis) served on the Compensation Committee. No member of the committee is a present or former officer or employee of ImmunoGen or any of its subsidiaries or had any business relationship or affiliation with ImmunoGen or any of its subsidiaries (other than his service as a director) requiring disclosure in this proxy statement.

Does ImmunoGen have a Code of Corporate Conduct?

        Yes. We have adopted a Code of Corporate Conduct applicable to our officers, directors and employees. We have also adopted a Senior Officer and Financial Personnel Code of Ethics, which sets forth special obligations for senior officers and employees with financial reporting and related responsibilities. These codes are posted on our website at www.immunogen.com on the Investor Relations page under "Corporate Governance." We intend to satisfy our disclosure requirements regarding any amendment to, or waiver of, a provision of our Senior Officer and Financial Personnel Code of Ethics by disclosing such matters on our website. Shareholders may request copies of our Code of Corporate Conduct and our Senior Officer and Financial Personnel Code of Ethics free of charge by writing to ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451, attention: General Counsel.

Does ImmunoGen have a written policy governing related person transactions?

        Yes. We have adopted a written policy that provides for the review and approval by the Audit Committee of transactions involving ImmunoGen in which a related person is known to have a direct or indirect interest and that are required to be reported under Item 404(a) of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (1) any of our directors, director nominees or executive officers; (2) any known beneficial owner of more than 5% of any class of our voting securities; or (3) any immediate family member of any of the foregoing. In situations where it is impractical to wait until the next regularly-scheduled meeting of the committee or to convene a special meeting of the committee, the chairman of the committee has been delegated authority to review and approve related person transactions. Transactions subject to this policy may be pursued only if the Audit Committee (or the chairman of the committee acting pursuant to delegated authority) determines in good faith that, based on all the facts and circumstances available, the transactions are in, or are not inconsistent with, the best interests of ImmunoGen and its shareholders.

DIRECTOR COMPENSATION

How are the directors compensated?

        Directors who are also ImmunoGen employees receive no additional compensation for serving on the Board of Directors. Our Compensation Policy for Non-Employee Directors consists of three elements: cash compensation; deferred stock units; and stock options.

Cash Compensation

        Each non-employee director receives an annual meeting fee of $35,000. In addition, the Chairman of the Board (or if the Chairman is not a non-employee director, the lead independent director) receives an additional annual fee of $30,000, the chairman of the Audit Committee receives an additional annual fee of $15,000, and the chairmen of each of the Compensation Committee and the Governance and Nominating Committee receive an additional annual fee of $9,000. Other members of the Audit Committee receive an additional annual fee of $8,000, and other members of each of the Compensation Committee and the Governance and Nominating Committee receive an additional annual fee of $5,000. All of these annual fees are paid in quarterly installments in, at each director's election, either cash or deferred stock units. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

Deferred Stock Units

        Non-employee directors receive deferred stock units as follows.

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  New non-employee directors are initially awarded a number of deferred stock units having an aggregate market value of $65,000, based on the closing price of our common stock on the date of their initial election to the Board. These awards vest quarterly over three years from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

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  On the first anniversary of a non-employee director's initial election to the Board, such non-employee director is awarded a number of deferred stock units having an aggregate market value of $30,000, based on the closing price of our common stock on such date of grant and pro-rated based on the number of whole months remaining between the first day of the month in which such grant date occurs and the first October 31 following the grant date. These awards generally vest quarterly over approximately the period from the grant date to the first November 1 following the grant date, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

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  Thereafter, non-employee directors are annually awarded a number of deferred stock units having an aggregate market value of $30,000, based on the closing price of our common stock on the date of our annual meeting of shareholders. These awards vest quarterly over approximately one year from the date of grant, contingent upon the individual remaining a director of ImmunoGen as of each vesting date.

        Vested deferred stock units are redeemed on the date a director ceases to be a member of the Board, at which time such director's deferred stock units will generally be settled in shares of our common stock issued under our 2006 Employee, Director and Consultant Equity Incentive Plan (the "2006 Plan") at a rate of one share for each vested deferred stock unit then held. Any deferred stock units that remain unvested at that time will be forfeited. All unvested deferred stock units will automatically vest immediately prior to the occurrence of a change of control, as defined in the 2006 Plan. Dr. Villafranca holds 6,380 vested deferred stock units granted under our now-discontinued 2001 Non-Employee Director Stock Plan. These deferred stock units will be redeemed on the date Dr. Villafranca ceases to be a member of the Board, at which time they will be settled in cash in an amount equal to the then fair market value of our common stock, multiplied by the number of such deferred stock units. We believe that the requirement that non-employee directors hold their deferred stock units for the duration of their tenure on our Board mitigates excessive risk-taking and directly aligns a substantial portion of director compensation with the creation of long-term shareholder value.

Stock Options

        Non-employee directors also receive stock option awards as follows.

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  Annual Stock Option Awards.  Non-employee directors receive an annual stock option award having a grant date fair value of $30,000, using the Black-Scholes option pricing model measured on the date of grant, which will be the date of our annual meeting of shareholders. These awards will have an exercise price equal to the fair market value of our common stock on the date of grant, will vest quarterly over approximately one year from the date of grant, and will expire on the tenth anniversary of the date of grant, contingent upon the individual remaining a director of ImmunoGen during such period.

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  Off-Cycle Initial Awards.  If a non-employee director is first elected to the Board other than at an annual meeting of shareholders, such non-employee director will receive a stock option award having a grant date fair value of $30,000, pro-rated based on the number of whole months remaining between the first day of the month in which such grant date (which will be the date of their initial election to the Board) occurs and the first October 31 following the grant date, using the Black-Scholes option pricing model measured on the date of grant. These awards will have an exercise price equal to the fair market value of our common stock on the date of grant, will generally vest quarterly over approximately the period from the date of grant to the first November 1 following the date of grant, and will expire on the tenth anniversary of the date of grant, contingent upon the individual remaining a director of ImmunoGen during such period.

        All unvested stock option awards granted to non-employee directors will automatically vest immediately as of the date of a change of control, as defined in the 2006 Plan.

How were the directors compensated for fiscal year 2012?

        The compensation paid to members of our Board of Directors (other than Mr. Junius) with respect to fiscal year 2012 was as follows:

Director Compensation for Fiscal Year 2012

Name	Fees Earned or Paid in Cash(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total
Mark Goldberg, M.D.	$25,760	$65,000	$30,000	$120,760
Stephen C. McCluski	80,000	30,000	30,000	140,000
Dean J. Mitchell	16,811	65,000	30,000	111,811
Nicole Onetto, M.D.	40,000	30,000	30,000	100,000
Kristine Peterson	18,071	65,000	30,000	113,071
Howard H. Pien	42,576	30,000	30,000	102,576
Mark Skaletsky	46,204	30,000	30,000	106,204
Joseph J. Villafranca, Ph.D.	47,220	30,000	30,000	107,220
Richard J. Wallace	45,152	30,000	30,000	105,152

(1)
This column represents the annual fees described above, and includes any amounts which a director has elected to be paid in deferred stock units. For fiscal year 2012, all of the outside directors elected to be paid their annual fees in cash, except that Mr. Pien and Dr. Villafranca elected to be paid $42,576 and $18,176, respectively, of their annual fees in deferred stock units.

(2)
The amounts shown in this column represent the aggregate grant date fair value of the deferred stock units credited to non-employee directors in fiscal year 2012, which have been calculated in each case by multiplying the number of units by the closing price of our common stock on the NASDAQ Global Select Market on the date(s) as of which such units were credited to the non-employee director. This column does not include the deferred stock units described in the preceding footnote.

(3)
The amounts shown in this column represent the aggregate grant date fair value of the stock option awards granted to non-employee directors in fiscal year 2012, which has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 7.01 years (7.06 years in the case of the awards to Mr. Mitchell and Ms. Peterson); expected risk-free interest rate of 1.44% (1.27% in the case of Mr. Mitchell and Ms. Peterson), which is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 59.66% (59.04% in the case of Mr. Mitchell and Ms. Peterson); and expected dividend yield of 0%.

(4)
The following table provides details regarding the aggregate number of each non-employee director's vested and unvested deferred stock units and shares subject to outstanding options as of June 30, 2012:

Name	Deferred Stock Units Outstanding at Fiscal Year-End (#)	Shares Subject to Outstanding Options at Fiscal Year-End (#)(a)
Mark Goldberg, M.D.	4,954	3,865
Stephen C. McCluski	34,332	10,076
Dean J. Mitchell	4,686	3,066
Nicole Onetto, M.D.	41,622	10,076
Kristine Peterson	4,686	3,066
Howard H. Pien	25,119	10,076
Mark Skaletsky	40,989	20,076
Joseph J. Villafranca, Ph.D.	63,414	10,076
Richard J. Wallace	31,200	10,076
(a)
Includes only options granted to members of the Board in their capacity as non-employee directors.

AMENDMENT TO 2006 EMPLOYEE, DIRECTOR AND CONSULTANT
EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE THEREUNDER BY 3,500,000
(Notice Item 3)

        There will be presented at the meeting a proposal to approve an amendment to the 2006 Plan, which amendment was adopted by our Board of Directors on June 13, 2012 and is subject to shareholder approval. The amendment provides for an increase in the number of shares of our common stock authorized for issuance thereunder by 3,500,000. As of July 31, 2012, stock options and other stock-based awards covering an aggregate of 8,238,734 shares of our common stock were outstanding under the 2006 Plan and our now-discontinued Restated Stock Option Plan. The foregoing number also includes shares of our common stock issuable upon redemption of outstanding deferred share units credited to our non-employee directors under our Compensation Plan for Non-Employee Directors and, prior to that plan's adoption, our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan.

Recommendation

        The Board recommends a vote "FOR" the proposal to amend the 2006 Plan to increase the number of shares of our common stock issuable thereunder by 3,500,000.

Summary of and Reasons for the Amendment to the 2006 Plan

        We believe that the effective use of stock-based long-term compensation is vital to our ability to achieve strong performance in the future. Awards under the 2006 Plan are intended to attract and retain key individuals, further align employee and shareholder interests, and to closely link compensation with our corporate performance. We believe that the 2006 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.

        The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2006 Plan (1,459,810 shares as of July 31, 2012) is not sufficient for future granting needs. Accordingly, the proposed amendment to the 2006 Plan increases the number of shares of common stock authorized for issuance thereunder by 3,500,000. Based solely on the closing price of our common stock as reported on the NASDAQ Global Select Market on July 31, 2012 ($16.14), the market value of the shares currently available for issuance under future awards, plus the additional 3,500,000 shares, would be $80,051,333. The Board believes that the additional shares, when added to the shares currently available for issuance under future awards, will result in an adequate number of shares of common stock being available for future awards under the 2006 Plan.

        If the proposed amendment to the 2006 Plan is approved by shareholders, the maximum number of shares of common stock reserved and available for issuance under the 2006 Plan will be (i) 12,000,000 plus (ii) the number of shares underlying any stock options previously granted under our Restated Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) from and after November 11, 2006; provided that no more than 5,900,000 shares may be added to the 2006 Plan pursuant to such forfeitures, cancellations and terminations. As a result of the forfeiture, cancellation or termination since November 11, 2006 of stock options previously granted under our Restated Stock Option Plan, an aggregate of 1,674,997 shares have been added to the 2006 Plan through July 31, 2012. As a result of the exercise since November 11, 2006 of stock options previously granted under our Restated Stock Option Plan, as of July 31, 2012 no more than 910,225 shares may be added to the 2006 Plan as a result of future forfeitures, cancellations and terminations of stock option awards previously granted under our Restated Stock Option Plan. Shares of common stock reserved for awards under the 2006 Plan that are forfeited, canceled or terminated (other than by exercise) generally are added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. No participant may receive awards under the 2006 Plan for more than 500,000 shares of common stock in any fiscal year.

Summary of Other Material Features of the 2006 Plan

        The following description of other material features of the 2006 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2006 Plan that is attached to this proxy statement as Exhibit A.

        The 2006 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors (approximately 260 people) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.

        Stock Options.    Stock options granted under the 2006 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of stock options granted under the 2006 Plan may not be longer than ten years. Moreover, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.

        Restricted Stock.    Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

        During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares, but he or she may not sell the shares until the restrictions are lifted.

        Other Stock-Based Awards.    The 2006 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, deferred stock units and unrestricted stock awards. We will issue shares of our common stock under the 2006 Plan to our non-employee directors upon redemption of deferred share units that have been or may be credited to our non-employee directors under our Compensation Plan for Non-Employee Directors and, prior to that plan's adoption, our 2004 Non-Employee Director Compensation and Deferred Share Unit Plan.

        Not more than 1,000,000 of the total number of shares reserved for issuance under the 2006 Plan may be granted as awards whose intrinsic value is not solely dependent on appreciation in the price of our common stock after the date of grant, also known as "full-value awards."

        In accordance with the terms of the 2006 Plan, our Board of Directors has authorized the Compensation Committee to administer the 2006 Plan. The Compensation Committee may delegate part of its authority and powers under the 2006 Plan to one or more of our directors, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934 or "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code. In accordance with the provisions of the 2006 Plan, the Compensation Committee determines the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the 2006 Plan.

        In addition, the Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2006 Plan,

and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant. Except in the case of death, disability, retirement or "change of control" (as defined in the 2006 Plan), outstanding awards under the 2006 Plan may not be amended in a manner that would accelerate their vesting.

        If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price to reflect such subdivision, combination or stock dividend.

        Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to the 2006 Plan, as to some or all outstanding awards:

  •
  provide that all outstanding options shall be assumed or substituted by the successor corporation;

  •
  upon written notice to a participant provide that the participant's unexercised options will become exercisable in full and will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

  •
  in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options (all options being made fully vested and immediately exercisable prior to their termination), in exchange for the termination of such options; and

  •
  provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

        The 2006 Plan may be amended by our shareholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires shareholder approval as required by the rules of the NASDAQ Stock Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code, or for any other reason, is subject to obtaining such shareholder approval. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require shareholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the 2006 Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the 2006 Plan; (iii) materially expands the class of participants eligible to participate in the 2006 Plan; or (iv) expands the types of awards provided under the 2006 Plan shall become effective unless shareholder approval is obtained. The 2006 Plan expires on September 4, 2016.

        Federal Income Tax Consequences.    The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Internal Revenue Code, or the Code, and regulations are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

        Incentive Stock Options.    Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

        Non-Qualified Options.    Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

        A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

        An optionee's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

        Stock Grants.    With respect to stock grants under our 2006 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

        None of the additional shares of common stock subject to the proposed amendment to the 2006 Plan will be issuable in connection with any award granted prior to shareholder approval of the amendment. Future options and other awards under the 2006 Plan are subject to the discretion of the Compensation Committee, and therefore it is not possible to identify the persons who will receive options or other awards under the 2006 Plan in the future, nor the amount of any such future options or other awards.

Equity Compensation Plans

        The following table sets forth information as of June 30, 2012 with respect to existing compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	6,441,194	$8.98	3,090,625
Equity compensation plans not approved by security holders	—	—	—

Total	6,441,194	$8.98	3,090,625

(1)
These amounts consist of our Restated Stock Option Plan and the 2006 Plan.

 AMENDMENT TO OUR RESTATED ARTICLES OF ORGANIZATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 100,000,000 TO 150,000,000
(Notice Item 4)

        There will be presented at the meeting a proposal to approve an amendment to our Restated Articles of Organization, which amendment was approved by our Board of Directors on June 13, 2012 and is subject to shareholder approval. The amendment increases the number of authorized shares of our common stock from 100,000,000 to 150,000,000.

        The additional common stock to be authorized by approval of the amendment will have rights that are identical to our currently authorized common stock. Approval of the proposed amendment will not affect the rights of the holders of currently outstanding shares of our common stock, except for the effects incidental to increasing the number of shares of common stock if and when the additional shares are issued. If the amendment is approved, it will become effective upon the filing of Articles of Amendment of our Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts.

        As of July 31, 2012, there were 84,093,412 shares of our common stock outstanding. In addition, as of the same date, 9,698,544 shares of common stock were reserved for issuance under our equity compensation plans. Accordingly, there were 6,208,044 shares of common stock available for general corporate purposes, prior to the addition of the shares for which we are seeking approval pursuant to this proposal.

Recommendation

        The Board recommends that you vote "FOR" the proposal to amend our Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

Purpose of the Proposed Amendment

        Although at present the Board has no specific plans to issue shares of common stock in excess of the number currently authorized, the Board believes the availability of additional authorized but unissued shares will provide ImmunoGen with greater flexibility to issue common stock for a variety of corporate purposes, without the delay and expense associated with convening a special meeting of shareholders. The additional shares may be used for various purposes, including, without limitation, raising capital, expanding our business or research and development programs through the acquisition of other businesses or products, and stock splits and dividends.

Possible Effects of the Proposed Amendment

        If the shareholders approve the proposed amendment, the Board may cause the issuance of the additional shares of our common stock without further shareholder approval, except as may be required by law, regulatory authorities, or the rules of the NASDAQ Stock Market or any other stock exchange on which our shares may be listed at the time of any proposed issuance. Under our Restated Articles of Organization, shareholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current shareholders do not have a prior right to purchase any new issue of our securities in order to maintain their proportionate ownership of our common stock. In addition, if the Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on earnings per share, voting power and holdings of current shareholders.

        In addition to the corporate purposes discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of ImmunoGen by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of ImmunoGen and our shareholders. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board is not aware of any attempt to take control of ImmunoGen and the Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover defense.

EXECUTIVE OFFICERS

Who are ImmunoGen's executive officers?

        The following persons are our executive officers as of the date of this proxy statement:

Name	Position
Daniel M. Junius	President and Chief Executive Officer
Gregory D. Perry	Executive Vice President, Chief Financial Officer and Treasurer
John M. Lambert, Ph.D.	Executive Vice President, Research and Development, and Chief Scientific Officer
James J. O'Leary, M.D.	Vice President and Chief Medical Officer
Craig Barrows	Vice President, General Counsel and Secretary
Peter J. Williams	Vice President, Business Development
Theresa G. Wingrove, Ph.D.	Vice President, Regulatory Affairs

Where can I obtain more information about ImmunoGen's executive officers?

        Biographical information concerning our executive officers and their ages can be found in Item 3.1 entitled "Executive Officers" in our annual report on Form 10-K for the fiscal year ended June 30, 2012, which is incorporated by reference into this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        Our executive compensation philosophy is to enable ImmunoGen to attract, retain and motivate key executives to achieve our long-term objective of creating significant shareholder value through our antibody and immunoconjugate technology and expertise. In this regard, our objective in setting executive compensation is to align a substantial portion of that compensation with the creation of long-term value for our shareholders. Attracting and retaining key executives is particularly challenging in the biotechnology industry where executives are required to remain focused and committed throughout years of product development, regulatory approvals and, at times, financial instability. The market for executive talent in our industry is highly competitive, with many biotechnology companies that are at a similar stage of development as ImmunoGen located in general proximity to our corporate offices.

How We Determine Executive Compensation

        The Compensation Committee has responsibility for our executive compensation philosophy and the design of executive compensation programs, as well as for setting actual executive compensation. Information about the Compensation Committee, including its composition, responsibilities and processes, can be found on page 17 of this proxy statement.

        In addition to evaluating our executives' contributions and performance in light of corporate objectives, we also base our compensation decisions on market considerations. The Compensation Committee benchmarks our cash and equity incentive compensation against programs available to employees in comparable roles at peer companies. All forms of compensation are evaluated relative to the market median for our peer group. Individual compensation pay levels may vary from this reference point based on recent individual performance and other considerations, including breadth of experience, length of service, the anticipated out-of-pocket costs and level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires. We do not believe that our compensation policies and practices encourage excessive risk-taking by our executives or are otherwise reasonably likely to have a material adverse effect on our business.

        In 2011, the Compensation Committee engaged the services of Towers Watson, independent compensation consultants, to assist us in redefining the appropriate peer group of companies. The following 23 public biotechnology companies of comparable size were included in this new peer group, which is referred to elsewhere in this proxy statement as the Peer Group:

Acorda Therapeutics, Inc.	Ironwood Pharmaceuticals, Inc.
Alnylam Pharmaceuticals, Inc.	Micromet, Inc.
Ardea Biosciences, Inc.	Momenta Pharmaceuticals, Inc.
ARIAD Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
ArQule, Inc.	QLT Inc.
Array BioPharma Inc.	Rigel Pharmaceuticals, Inc.
AVEO Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Durect Corporation	Synta Pharmaceuticals Corp.
Dyax Corp.	Targacept, Inc.
Geron Corporation	Xenoport, Inc.
Halozyme Therapeutics, Inc.	XOMA Ltd.
Infinity Pharmaceuticals, Inc.

        Using Peer Group data, together with the 2010 Life Sciences Executive Compensation and Benchmark Surveys prepared by Radford Surveys + Consulting, Towers Watson prepared for the Compensation Committee a competitive market assessment of total cash, equity and total compensation for our five most highly-compensated executives. This review contributed to the Compensation Committee's determination of the annual base salaries for our named executive officers for fiscal year 2012 and the equity awards granted to our executives in July 2011.

Elements of Total Compensation

        Our total compensation program consists of fixed elements, such as base salary and benefits, and variable performance-based elements, such as annual and long-term incentives. Our fixed compensation elements are designed to provide a predictable source of income to our executives. Our variable performance-based elements are designed to reward performance at three levels: individual performance, actual corporate performance compared to annual business goals, and long-term shareholder value creation.

        We compensate our executives principally through base salary, performance-based annual cash incentives and equity awards. The objective of this three-part approach is to remain competitive with other companies in our industry, while ensuring that our executives are given the appropriate incentives to achieve near-term objectives and at the same time create long-term shareholder value.

  Base Salary

        We provide our executive officers with a level of assured cash compensation in the form of a base salary that reflects their professional status and accomplishments. In setting salaries for our executive officers, the Compensation Committee reviews independently prepared surveys of biotechnology industry compensation as well as other available information on base salaries of executive officers in comparable positions in the most current peer group analysis available to the committee. Comparative factors considered include, but are not limited to, the number of a company's employees, a company's annual operating expense, a company's market capitalization, and the stage of development of a company's products. For fiscal year 2012, the committee utilized the collected data contained in the competitive assessment prepared by Towers Watson described above.

        The committee uses the collected data as well as the managerial experience of the members of the committee to set salaries. As described above, our compensation philosophy allows the committee to take into account, for both current and new executive officers, recent individual performance, breadth of experience, length of service, the anticipated level of difficulty in replacing an executive with someone of comparable experience and skill, and the initial compensation levels required to attract qualified new hires. The committee also considers ImmunoGen's financial condition, and short-term cash requirements, in approving salary increases. In setting base salaries for our executive officers (other than the CEO), the Compensation Committee also considers the recommendation of the CEO. Based on the foregoing considerations, the committee increased base salaries for the named executive officers for fiscal year 2012 between 2.5% and 4%, as described below.

  Annual Cash Bonus Program

        The Compensation Committee annually establishes key performance criteria, based on our corporate goals and objectives, to be met by ImmunoGen, and evaluates ImmunoGen's actual performance against those criteria in its determination of whether cash bonus payments should be made to our employees, including our executives. Key corporate performance bonus objectives typically include any or all of the following: (1) our actual financial performance against specified metrics in our plan for the applicable fiscal year; (2) achievement of certain research and development milestones, including internal product development advancement; and (3) achievement of key targets associated with our collaborations with third parties, including support of partner programs; and (4) the creation and achievement of business development opportunities. In establishing annual key performance criteria for the annual bonus program, the committee selects specific corporate objectives directed primarily to the future success of our business and the creation of long-term shareholder value.

        The Compensation Committee generally also considers an executive's individual performance in its determination of whether cash incentive or bonus payments should be made to the executive, although currently the committee has determined that the CEO's cash bonus should be based solely on the achievement of the corporate performance bonus objectives. The individual performance of each our executive officers (other than the CEO) is evaluated by our CEO, who may have established specific individual performance objectives for these executives and evaluated their actual performance in light of those objectives. The individual performance of our CEO is evaluated by all of the non-management directors on our Board. If the Compensation Committee has established specific individual objectives for the CEO, the non-management directors evaluate the CEO's actual performance in light of those objectives as well. Based on these evaluations, the committee determines the portion, if any, of our executive officers' bonus compensation tied to individual performance.

        Each of our executive officers is eligible to receive a target bonus expressed as a percentage of his annual base salary which, once set, remains at that level for each subsequent year unless specifically changed by the Compensation Committee. Based on the same considerations used in determining base salary increases for fiscal year 2012 described above, the committee determined to keep each named executive's target bonus for fiscal year 2012 unchanged from the previous year.

        The actual bonus amount paid to each executive is determined based on both ImmunoGen's actual performance against its key performance criteria and, if applicable, the executive's performance against his or her individual objectives. The committee has discretion in determining payouts under the portion of our CEO's annual executive bonus tied to individual performance, if any, without regard to previously-established objectives, and our CEO is afforded the same discretion in recommending bonus payouts to our other executive officers.

        The Compensation Committee sets a threshold aggregate percentage, typically 50%, of corporate achievement against its key performance criteria below which bonuses based on corporate performance will not be payable. Assuming the threshold aggregate percentage has been achieved, the portion of our executives' target bonuses tied to corporate performance is based on the individual percentages assigned to the key performance criteria that have been achieved. Additional corporate objectives may also be set by the Compensation Committee that, if achieved, could result in bonus payments in excess of 100% of the portion of our executives' target bonuses based on corporate performance, but not more than 150% of the target bonuses. Where applicable, the individual objectives portion of our executives' target bonuses may be earned irrespective of whether the threshold for payment of the corporate performance bonuses has been achieved or the extent to which bonuses based on corporate performance are payable.

        The Compensation Committee establishes the corporate performance bonus objectives and individual performance bonus objectives, if any, with the expectation that ImmunoGen and our executives can achieve 100% of the target; however, the objectives are sufficiently difficult that such achievement is not assured at the time they are set. In fiscal years 2010 and 2011, 90% and 105%, respectively, of the portion of our executives' target bonuses tied to corporate performance were earned, and as described below, in fiscal year 2012, 98% of the portion of our executives' target bonuses tied to corporate performance was earned. The earned portion of our executives' target bonuses tied to individual performance in fiscal year 2012 ranged from 85% to 100%.

  Equity Compensation

        Consistent with our approach described above for allocating overall targeted compensation among the three components of compensation, the Compensation Committee has the authority under our 2006 Employee, Director and Consultant Equity Incentive Plan, or the 2006 Plan, to determine the form(s) of equity incentive awards, the terms under which equity incentive awards are granted and the individuals to whom such awards are granted. While we have historically awarded only stock options, the Compensation Committee has the ability under the 2006 Plan to award other forms of equity incentive compensation including, but not limited to, restricted stock awards. All equity incentive awards to our executive officers are granted by the Compensation Committee. The committee has delegated authority to our CEO to grant stock options to other newly-hired individuals, and stock options and restricted shares to other existing employees, subject to certain limitations described under the heading "What committees has the Board established?—Compensation Committee" beginning on page 17 of this proxy statement.

        We believe that equity participation is a key component of our executive compensation program. The 2006 Plan is our long-term incentive plan, designed to retain our executive officers and other employees and align their long-term interests with the creation of long-term value for our shareholders. We believe that stock options provide an effective long-term incentive for all employees to create shareholder value as the benefit of the options cannot be realized unless there is an appreciation in the price of our common stock. Stock option awards are commonly provided to a broad range of employees in the biotechnology industry due to the competitive nature of the industry. Our executive officers participate in the 2006 Plan in the same manner as all of our full-time employees. Initial stock option awards for new employees, which are individually determined prior to and/or negotiated in conjunction with the commencement of employment, reflect the new employee's anticipated contribution to our success and are designed to be competitive with awards granted by other biotechnology companies. Subsequent annual stock option awards take into consideration competitive practices and an individual's position, individual performance and potential for future impact on our business. All stock options are granted with exercise prices equal to the fair market value of our common stock on the date of grant as determined in accordance with the 2006 Plan. For initial awards to new employees, the grant date is the first day of employment. Annual stock option awards are currently granted in July of each fiscal year, which aligns the stock option awards with the determination of annual bonuses for the previous fiscal year.

Employee Benefits

        We offer employee benefit programs that are intended to provide financial protection and security for our employees and to reward them for the total commitment we expect from them in service to ImmunoGen. All of our named executive officers are eligible to participate in these programs on the same basis as our other employees. These benefits include the following: medical, dental and vision insurance; company-paid group life and accident insurance of two times base salary (up to $750,000); employee-paid supplemental group life and accident insurance (up to $500,000); short- and long-term disability insurance; and a qualified 401(k) retirement savings plan with a 50% company match of the first 6% of the participant's eligible bi-weekly compensation contributed by the participant to the plan.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible.

Employment Agreements

        Except as described below, we do not have any agreements, plans or arrangements covering any of our current executive officers that provide separation benefits in addition to those required by applicable law in connection with the termination of employment with us outside the context of a change in control. With respect to such termination, separation benefits, if any, in addition to those required by applicable law, would be determined on a case-by-case basis, taking into account the reasons for the executive's termination, the executive's former position with us, the length of the executive's tenure with us, and any other factors deemed appropriate by the Compensation Committee. In this regard, we have entered into an employment agreement with Mr. Perry providing that if Mr. Perry's employment is terminated by ImmunoGen without cause during the term of the agreement, he will be entitled to receive salary continuation benefits over a 12-month period following such termination.

Severance Agreements

        We recognize that ImmunoGen, as a publicly-traded company, may become the target of a proposal which could result in a change in control, and that such possibility and the uncertainty and questions which such a proposal may raise among management could cause our executive officers to leave or could distract them in the performance of their duties, to the detriment of ImmunoGen and our shareholders. We have entered into severance agreements with each of our executive officers that are designed to compensate them for the loss of their positions and the loss of anticipated benefits under their unvested equity compensation awards following a change in control of ImmunoGen. The agreements are intended to reinforce and encourage the continued attention of our executive officers to their assigned duties without distraction and to ensure the continued availability to ImmunoGen of each of our executive officers in the event of a proposed change in control transaction. We believe that these objectives are in the best interests of ImmunoGen and our shareholders. We also believe that it is in the best interests of ImmunoGen and our shareholders to offer such agreements to our executive officers insofar as ImmunoGen competes for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.

        The executive is entitled to severance benefits if, within 24 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. Severance benefits include: payment of 100% of the target bonus under our annual executive bonus program for the fiscal year in which such termination of employment occurs, pro-rated by the number of days the executive is employed by us during such fiscal year; a lump sum cash payment equal to 1.5 times the executive's then current annual base salary (or in the case of our CEO, 2 times); and reimbursement for premiums payable in connection with the continuation of health and dental insurance coverage. We believe these severance benefits are reasonable and appropriate for our executive officers in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience.

        Severance benefits also include the vesting of 100% of the executives' unvested stock options and unvested restricted stock awards and other similar rights. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in ImmunoGen's value attributable to the performance of the current management team.

        For more details concerning our employment agreements and severance agreements, please refer to Potential Payments Upon Termination or Change in Control beginning on page 45 of this proxy statement.

Executive Compensation Determinations for Fiscal Year 2012

        The following discussion describes the Compensation Committee's executive compensation determinations for fiscal year 2012, beginning with a description of the portion of the annual executive bonus program tied to corporate performance.

        The corporate performance criteria for fiscal 2012 can be organized into three general groups as described in the table below. These criteria included certain pre-defined "stretch" goals that, to the extent met, entitled the executives to receive up to an additional 50% of the portion of their target bonuses tied to corporate performance; however, unless corporate goals (including the "stretch goals") representing at least a 50% payout of the target corporate bonus were achieved, no bonuses would have been paid based on corporate performance. The table also shows the relative weighting of the areas with specific performance objectives within each group based on target, maximum (assuming achievement of "stretch" goals); and actual attainment for fiscal year 2012. As shown in the table, based on our management's assessment of its performance against the performance criteria described below, the Compensation Committee determined that 98% of the portion of the executives' target bonuses tied to corporate performance had been earned for fiscal year 2012.

Corporate Performance Criteria	Target	Max (w/stretch)	Actual
Research & Development
IMGN901 clinical and operations progress	25%	40%	25%
IMGN529 clinical progress	15%	15%	3%
IMGN853 pre-clinical and clinical progress	5%	10%	10%
New product pre-clinical progress	5%	5%	5%
New effector molecule development	5%	10%	5%
Operations-related activities	10%	10%	10%
Subtotal	65%	90%	58%
Financial Performance
Operating expenses at or below budget	5%	5%	5%
Subtotal	5%	5%	5%
Business Development and Partner-Related Activities
TAP technology out-licensing opportunities	15%	25%	12%
Proprietary product partnership opportunities	—	5%	—
Partner-related support activities	15%	25%	23%
Subtotal	30%	55%	35%
Total	100%	150%	98%

        The Compensation Committee's determination of the executives' bonuses for fiscal year 2012, including the portion, if any, tied to individual performance, is discussed below on an individual-by-individual basis.

  Cash Compensation

        Mr. Junius.    In June 2011, the committee set Mr. Junius's annual base salary at $480,000, effective July 1, 2011 (a 3.2% increase over his base salary for the previous fiscal year). Mr. Junius's target bonus of 50% of base salary remained unchanged from the previous year. The new base salary, together with the target bonus, resulted in Mr. Junius's target total cash compensation being slightly below the 50th percentile of average total cash compensation for comparable positions at the Peer Group companies.

        For fiscal year 2012, 100% of Mr. Junius's target bonus was tied to corporate performance. Accordingly, Mr. Junius's bonus for fiscal year 2012, as shown in the Summary Compensation Table below, constituted 49% of his base salary earned for fiscal year 2012.

        Mr. Perry.    In June 2011, the committee set Mr. Perry's annual base salary at $327,600, effective July 1, 2011 (a 4% increase over his base salary for the previous fiscal year). Mr. Perry's target bonus of 35% of base salary remained unchanged from the previous year. On July 22, 2011, the committee increased Mr. Perry's annual base salary to $350,000. The new base salary, together with the target bonus, resulted in Mr. Perry's total cash compensation being slightly above the 50th percentile of average total cash compensation for comparable positions at the Peer Group companies.

        For fiscal year 2012, 70% of Mr. Perry's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Mr. Perry's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Strategic facility planning	30%	30%
Quality organization oversight restructuring	30%	30%
Organizational design and effectiveness initiative	20%	20%
Quality organization improvements	15%	15%
Environment, health and safety oversight	5%	5%
Total	100%	100%

        Based on the foregoing, Mr. Perry's bonus for fiscal year 2012, as shown in the Summary Compensation Table below, constituted approximately 34.5% of his base salary earned for fiscal year 2012.

        Dr. Lambert.    In June 2011, the committee set Dr. Lambert's annual base salary at $358,750, effective July 1, 2011 (a 2.5% increase over his base salary for the previous fiscal year). Dr. Lambert's target bonus of 35% of base salary remained unchanged from the previous year. The new base salary, together with the target bonus, resulted in Dr. Lambert's total cash compensation being slightly above the 50th percentile of average total cash compensation for comparable positions at the Peer Group companies.

        For fiscal year 2012, 70% of Dr. Lambert's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Dr. Lambert's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Business development support	30%	30%
R&D organization performance objectives	20%	20%
R&D strategic planning	20%	20%
R&D new technologies initiative	15%	12%
TAP technology outreach	10%	10%
TAP technology publication initiative	5%	5%
Total	100%	97%

        Based on the foregoing, Dr. Lambert's bonus for fiscal year 2012, as shown in the Summary Compensation Table below, constituted approximately 34.2% of his base salary earned for fiscal year 2012.

        Dr. O'Leary.    In June 2011, the committee set Dr. O'Leary's annual base salary at $362,250, effective July 1, 2011 (a 3.5% increase over his base salary for the previous fiscal year). Dr. O'Leary's target bonus of 30% of base salary remained unchanged from the previous year. The new base salary, together with the target bonus, resulted in Dr. O'Leary's total cash compensation being slightly above the 50th percentile of average total cash compensation for comparable positions at the Peer Group companies.

        For fiscal year 2012, 70% of Dr. O'Leary's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Dr. O'Leary's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
IMGN901 clinical progress	35%	30%
IMGN529 clinical progress	15%	7%
IMGN853 preclinical progress	15%	15%
New product preclinical progress	15%	15%
IMGN388 clinical progress	10%	10%
Completed IMGN901 clinical trials close-out activities	10%	8%
Total	100%	85%

        Based on the foregoing, Dr. O'Leary's bonus for fiscal year 2012, as shown in the Summary Compensation Table below, constituted approximately 28.2% of his base salary earned for fiscal year 2012.

        Mr. Barrows.    In June 2011, the committee set Mr. Barrows's annual base salary at $297,250, effective July 1, 2011 (a 2.5% increase over his base salary for the previous fiscal year). Mr. Barrows's target bonus of 30% of base salary remained unchanged from the previous fiscal year. The new base salary, together with the target bonus, resulted in Mr. Barrows's total cash compensation being slightly below the 50th percentile of average total cash compensation for comparable positions at the Peer Group companies.

        For fiscal year 2012, 70% of Mr. Barrows's target bonus was tied to corporate performance, and 30% was tied to individual performance. With respect to the portion tied to individual performance, the committee's determination was based on Mr. Junius's evaluation of Mr. Barrows's accomplishment of specific actions in the areas identified in the following table.

	Target	Actual
Organizational development	20%	20%
Corporate governance	30%	30%
Professional development	30%	30%
Business development	20%	20%
Total	100%	100%

        Based on the foregoing, Mr. Barrows's bonus for fiscal year 2012, as shown in the Summary Compensation Table below, constituted 29.6% of his base salary earned for fiscal year 2012.

  Equity Awards

        On July 22, 2011, we granted annual stock option awards to Mr. Junius, Mr. Perry, Dr. Lambert, Dr. O'Leary and Mr. Barrows covering 180,000, 100,000, 100,000, 65,000 and 55,000 shares, respectively. Each of the foregoing awards is described in the Grants of Plan-Based Awards table and Outstanding Awards at Fiscal Year-End table elsewhere in this proxy statement.

        In determining the size of the annual stock option awards, the committee considered equity award histories for each of the named executive officers, the equity grant recommendations that had been prepared by Towers Watson in connection with its competitive compensation assessment referred to above. Towers Watson's equity grant recommendations were based on the market number of shares subject to awards, for each position held by a named executive officer, and by the named executive officers as a group, derived by Towers Watson from its analysis of comparable positions at the Peer Group companies and the 2010 Life Sciences Executive Compensation and Benchmark Surveys prepared by Radford Surveys + Consulting. In the aggregate, the recommended awards for the named executive officers were slightly above the 50th percentile of the market number of shares derived from the Towers Watson analysis, with each actual award being at (in the case of Dr. O'Leary), or slightly above (in the case of Mr. Junius and Mr. Perry), or slightly below (in the case of Dr. Lambert and Mr. Barrows), the 50th percentile of the market number of shares for comparable positions derived from the Towers Watson analysis. In granting the awards to the named executive officers other than the CEO, the committee followed the CEO's recommendations. The Committee separately determined that Mr. Junius's award should be equal to his previous year's annual equity award.

How were the executive officers compensated for fiscal year 2012?

        The following table sets forth all compensation paid to our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers, who are collectively referred to as the "named executive officers," in all capacities for the last three fiscal years.

 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Daniel M. Junius	2012	$480,000	—	$1,657,800	$235,200	$8,832	$2,381,832
President and Chief	2011	465,000	—	988,200	255,750	8,848	1,717,798
Executive Officer	2010	440,000		1,017,030	178,200	8,561	1,643,791
Gregory D. Perry	2012	348,708	—	921,000	120,339	8,911	1,400,248
Executive Vice President,	2011	315,000	—	633,750	105,328	8,751	1,062,829
Chief Financial Officer	2010	300,000		213,150	83,700	8,862	605,712
John M. Lambert, Ph.D.	2012	358,750	—	921,000	122,675	4,814	1,407,239
Executive Vice President,	2011	350,000	—	439,200	129,238	5,263	923,701
Research and Development,	2010	328,390	—	548,100	105,167	5,217	986,874
and Chief Scientific Officer
James J. O'Leary, M.D.	2012	362,250	—	598,650	102,263	8,396	1,071,559
Vice President and Chief	2011	350,000	—	329,400	111,090	8,765	799,255
Medical Officer	2010	330,000	17,500	286,230	90,882	9,074	733,686
Craig Barrows(5)	2012	297,250	—	506,550	87,927	7,242	898,969
Vice President, General	2011	290,000	—	219,600	93,090	6,773	609,463
Counsel and Secretary

(1)
The amount shown in this column for Dr. O'Leary represent the portion of Dr. O'Leary's sign-on bonus that was paid during fiscal year 2010.

(2)
The amounts shown in this column represent the aggregate grant date fair value of the stock option awards for the years indicated, computed in accordance with FASB ASC Topic 718. Additional information can be found in the footnotes to the Grants of Plan-Based Awards table on page 42 of this proxy statement and in Note B to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2012.

(3)
The amounts shown in this column represent payments under our annual executive bonus program for each of the fiscal years shown.

(4)
The table below shows the components of this column for fiscal year 2012:

Name	401(k) Plan Matching Contribution(a)	Term Life Insurance Premiums	Total All Other Compensation
Daniel M. Junius	$8,112	$720	$8,832
Gregory D. Perry	8,239	672	8,911
John M. Lambert, Ph.D.	4,125	689	4,814
James J. O'Leary, M.D.	7,700	696	8,376
Craig Barrows	6,671	571	7,242
(a)
The amounts in this column represent our matching contributions allocated to each of the named executive officers who participates in our 401(k) retirement savings plan. All such matching contributions were fully vested upon contribution.
(5)
Mr. Barrows was initially designated as an executive officer by our Board of Directors on November 16, 2010.

Grants of Plan-Based Awards

        The following table shows all awards granted to each of the named executive officers during the last fiscal year.

Grants of Plan-Based Awards

							All Other Option Awards: Number of Securities Underlying Options (#)
				Possible Future Payments Under Non-Equity Incentive Plan Awards
			Compensation Committee Action Date, if Different from Grant Date					Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)
Daniel M. Junius		(2)	—	$120,000	$240,000	$360,000	—	—	—
	7/22/2011	(3)	—	—	—	—	180,000	$15.20	$1,657,800
Gregory D. Perry		(2)	—	—	122,048	164,765	—	—	—
	7/22/2011	(3)	—	—	—	—	100,000	15.20	921,000
John M. Lambert, Ph.D.		(2)	—	—	125,563	169,509	—	—	—
	7/22/2011	(3)	—	—	—	—	100,000	15.20	921,000
James J. O'Leary, M.D.		(2)	—	—	108,675	146,711	—	—	—
	7/22/2011	(3)	—	—	—	—	65,000	15.20	598,650
Craig Barrows		(2)	—	—	89,175	120,386	—	—	—
	7/22/2011	(3)	—	—	—	—	55,000	15.20	506,550

(1)
The amounts shown in this column have been calculated in accordance with FASB ASC Topic 718. Additional information can be found in Note B to the consolidated financial statements in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

(2)
The amounts shown in these rows reflect the possible cash amounts that could have been earned upon achievement of the threshold, target and maximum performance objectives for the annual executive bonus program for fiscal year 2012. In the case of Mr. Junius, whose bonus was tied solely to corporate performance, the threshold amount represents 50% of his target bonus, reflecting the minimum achievement required for any payout based on corporate performance. In the case of the remaining executives, for whom 30% of their respective target bonuses was tied to individual performance, there was effectively no threshold payment since the Compensation Committee reserved the discretion to determine payouts under the portion of the bonus tied to individual performance without regard to any minimum achievement of previously-established goals.

(3)
These stock option awards were granted under our 2006 Plan. The grant date fair value of this award has been calculated using the Black-Scholes option pricing model, based on the following assumptions: expected life of option equal to 7.05 years; expected risk-free interest rate of 2.26%, which is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life; expected stock volatility of 59.81%; and expected dividend yield of 0%. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End Table.

Outstanding Equity Awards at 2012 Fiscal Year-End

        The following table shows information on all outstanding stock options and unvested restricted stock awards held by the named executive officers at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)
Daniel M. Junius	200,000	—	$5.74	05/09/2015
	64,997	—	3.19	06/08/2016
	80,000	—	5.77	06/12/2017
	46,667	—	3.30	06/11/2018
	150,000	50,000(2)	4.29	01/01/2019
	111,333	55,667(3)	9.88	07/24/2019
	60,000	120,000(4)	9.14	07/23/2020
	—	180,000(5)	15.20	07/22/2021
Gregory D. Perry	51,565	23,437(6)	4.32	01/09/2019
	23,333	11,667(3)	9.88	07/24/2019
	25,000	50,000(4)	9.14	07/23/2020
	13,334	26,666(7)	8.91	03/30/2021
	—	100,000(5)	15.20	07/22/2021
John M. Lambert, Ph.D.	45,000	—	3.91	06/12/2013
	35,000	—	6.27	06/17/2014
	35,000	—	5.35	06/09/2015
	35,000	—	3.19	06/08/2016
	60,000	—	5.77	06/12/2017
	52,500	—	3.30	06/11/2018
	60,000	30,000(3)	9.88	07/24/2019
	26,667	53,333(4)	9.14	07/23/2020
	—	100,000(5)	15.20	07/22/2021
James J. O'Leary, M.D.	112,500	37,500(8)	4.12	11/07/2018
	31,333	15,667(3)	9.88	07/24/2019
	20,000	40,000(4)	9.14	07/23/2020
	—	65,000(5)	15.20	07/22/2021
Craig Barrows	50,000	—	4.50	10/03/2017
	15,000	—	3.30	06/11/2018
	36,667	18,333(3)	9.88	07/24/2019
	13,334	26,666(4)	9.14	07/23/2020
	—	55,000(5)	15.20	07/22/2021

(1)
All option awards granted by ImmunoGen are subject to time-based vesting. Accordingly, there are no unearned option awards outstanding. Securities underlying options are shares of our common stock.

(2)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (January 1, 2009), contingent on Mr. Junius remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(3)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (July 24, 2009), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(4)
These option awards vest in three equal installments on each of the first three anniversaries of the grant date (July 23, 2010), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(5)
These option awards vests in three equal installments on each of the first three anniversaries of the grant date (July 22, 2011), contingent in each case on the executive remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(6)
This option award vests as follows: the right to purchase 25% of the shares covered by this award will become exercisable on the first anniversary of the date of grant, and the right to purchase the remaining shares will thereafter become exercisable on a quarterly basis as to 6.25% of the shares covered by the award each quarter, provided that Mr. Perry remains an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(7)
This option award vests in three equal installments on each of the first three anniversaries of the grant date (March 30, 2011), contingent on Mr. Perry remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

(8)
This option award vests in four equal installments on each of the first four anniversaries of the grant date (November 7, 2008), contingent on Dr. O'Leary remaining either an employee (in the case of an incentive stock option) or an employee, director or consultant (in the case of a non-qualified stock option) of ImmunoGen as of each such date.

Options Exercised

        The following table shows information regarding stock option exercises by the named executive officers during the last fiscal year.

Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Daniel M. Junius	23,336	$162,653
Gregory D. Perry	33,332	346,322
John M. Lambert, Ph.D.	80,000	764,925
James J. O'Leary, M.D.	—	—
Craig Barrows	—	—

(1)
Amount shown in this column represents the actual value realized from the immediate sale of the shares acquired upon exercise of options.

Potential Payments Upon Termination or Change in Control

        Termination of Employment Not Following a Change in Control.    Except as described below, we do not have any agreements, plans or arrangements covering any of our current executive officers that provide separation benefits in addition to those required by applicable law in connection with the termination of the executive's employment with us outside the context of a change in control. With respect to such termination, separation benefits, if any, in addition to those required by applicable law would be determined on a case-by-case basis, taking into account the reasons for the executive's termination, the executive's former position with us, the length of the executive's tenure with us, and any other factors deemed appropriate by the Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board salary and benefit continuation benefits for executive new hires on a case-by-case basis as circumstances warrant.

        On July 27, 2011, we entered into an employment agreement with Mr. Perry providing that if Mr. Perry's employment is terminated by ImmunoGen without cause during the term of the agreement, he will be entitled to receive salary continuation benefits over a 12-month period following such termination, subject to a release of all claims against ImmunoGen. The agreement continues in effect for a period of two years from its effective date, subject to automatic one-year extensions thereafter unless notice is given of our or Mr. Perry's intention not to extend the term of the agreement. Salary continuation under this agreement is not payable in circumstances where benefits under the severance agreements described below are payable.

        Termination of Employment Following a Change in Control.    We have entered into severance agreements with each named executive officer providing for certain benefits in the event of a change in control of ImmunoGen. A change in control includes any of the following events:

  •
  the acquisition by any person of 50% or more of our outstanding common stock pursuant to a transaction which our Board of Directors does not approve;

  •
  a merger or consolidation of ImmunoGen, whether or not approved by our Board, where our voting securities remain outstanding and continue to represent, or are converted into securities of the surviving corporation (or its parent) representing, less than 50% of the total voting power of the surviving entity (or its parent) following such transaction;

  •
  our shareholders approve an agreement for the sale of all or substantially all of ImmunoGen's assets; or

  •
  the "incumbent directors" cease to constitute at least a majority of the members of our Board. "Incumbent directors" include the current members of our Board, plus any future members who are elected or nominated for election by at least a majority of the incumbent directors at the time of such election or nomination, with certain exceptions relating to actual or threatened proxy contests relating to the election of directors to our Board.

        Each named executive officer is entitled to severance benefits if, within the period of two months before or 24 months after a change in control of ImmunoGen, the executive's employment is terminated (1) by us other than for cause or disability or (2) by the executive for good reason. "Cause" is defined to include the executive's intentional act or omission that materially harms ImmunoGen, willful failure or refusal to follow the lawful and proper directives of the CEO or the Board; conviction of the executive for a felony; material fraud or theft relating to ImmunoGen; or breach of our Code of Corporate Conduct, Senior Officer and Financial Personnel Code of Ethics or other contractual obligation to ImmunoGen. "Good reason" is defined in each agreement to include the occurrence of the following events without the executive's consent: a change in the principal location at which the executive performs his duties for us to a new location that is at least 40 miles from the prior location; a material change in the executive's authority, functions duties or responsibilities as compared to his highest position with ImmunoGen; or a material reduction in the executive's base salary or target annual bonus.

        Severance benefits under each agreement include the following:

  •
  Payment of 100% of the executive's target bonus under our annual executive bonus program for the fiscal year in which termination of employment occurs, pro-rated by the number of calendar days the executive is employed by us during such fiscal year;

  •
  A lump sum payment equal to 1.5 times the executive's then current annual base salary (or in the case of Mr. Junius, 2 times);

  •
  Payment of a taxable amount on a monthly basis equal to the executive's COBRA premium (assuming the executive elects to receive COBRA benefits) for up to 18 months (or in the case of Mr. Junius, up to 24 months, notwithstanding the fact that Mr. Junius may not be eligible under applicable law for COBRA benefits beyond 18 months); and

  •
  Vesting of 100% of the executive's unvested stock options and unvested restricted stock awards and other similar rights. Stock option awards granted to executives under the 2006 Plan prior to June 20, 2012 provide for 100% vesting of the executive's unvested stock options immediately upon the occurrence of a change in control.

        Payment of the above-described severance benefits is subject to the named executive officer releasing all his or her claims against ImmunoGen other than claims that arise from ImmunoGen's obligations under the severance agreement. In addition, the severance benefits will replace any similar compensation that may be provided to the executive under any other agreement or arrangement in relation to termination of employment, with certain exceptions.

        Each agreement provides for a reduction of payments and benefits to be received by the named executive officer pursuant to a change in control to a level where the executive would not be subject to the excise tax pursuant to section 4999 of the Internal Revenue Code, but only if such reduction would put the executive in a better after-tax position than if the payments and benefits were paid in full. In addition, each agreement provides for the payment by ImmunoGen of the executive's legal fees and expenses incurred in connection with the agreement.

        Each agreement continues in effect for two years from its effective date (December 1, 2010), subject to automatic one-year extensions thereafter unless notice is given of our or the executive's intention not to extend the term of the agreement; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement.

        The following table illustrates the potential benefits that would have been received by the named executive officers under the severance agreements described above, assuming we had terminated each executive's employment without cause on June 29, 2012 following a change in control occurring on that date, and using the closing price ($16.74) of our common stock on the NASDAQ Global Select Market on that date.

Potential Payments Upon Termination of Employment Following a Change in Control
(Without Cause and Not for a Disability)

Name	Salary/Bonus Lump Sum(1)	Stock Option Acceleration(2)	Healthcare Continuation(3)	Total
Daniel M. Junius	$1,200,000	$2,193,576	$41,556	$3,435,132
Gregory D. Perry	647,500	1,113,918	31,167	1,792,585
John M. Lambert, Ph.D.	663,688	765,131	31,167	1,459,986
James J. O'Leary, M.D.	652,050	877,350	14,336	1,543,736
Craig Barrows	535,500	413,126	31,167	979,343

(1)
Amounts represent the salary-based lump sum payments described above and each executive's target bonus as of the end of fiscal year 2012.

(2)
Amounts represent payment of the difference between $16.74 and the exercise price of any in-the-money unvested stock option which would have become exercisable upon termination of the executive's employment without cause following a change in control, multiplied in each case by the number of shares subject to such option.

(3)
Amounts represent payments equal to each executive's COBRA premiums for 18 months (or in the case of Mr. Junius, 24 months) for the type of healthcare coverage ImmunoGen carried for each named executive officer as of June 30, 2012.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and based on such review and discussion, the Compensation Committee recommended to ImmunoGen's Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

By the Compensation Committee of the Board of Directors of ImmunoGen, Inc.
Howard H. Pien, Chairman Dean J. Mitchell Richard J. Wallace

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed ImmunoGen's audited financial statements for the fiscal year ended June 30, 2012, and discussed these financial statements with ImmunoGen's management. The Audit Committee also has reviewed and discussed the audited financial statements and the matters required to be discussed by the Statement on Auditing Standard No. 61, as amended ("Communication with Audit Committees"), as adopted by the Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T, with Ernst & Young LLP, ImmunoGen's independent registered public accounting firm. In addition, the Audit Committee received the letter from Ernst & Young LLP required by PCAOB Rule 3526 ("Communication with Audit Committees Concerning Independence"), and has discussed with Ernst & Young LLP its independence.

        Based on its review and the discussions referred to above, the Audit Committee recommended to ImmunoGen's Board that the audited financial statements be included in ImmunoGen's Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

By the Audit Committee of the Board of Directors of ImmunoGen, Inc.
Stephen C. McCluski, Chairman Kristine Peterson Mark Skaletsky Richard J. Wallace

 ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT
(Notice Item 5)

        We are providing our shareholders with the opportunity to cast an advisory (non-binding) vote on executive compensation, or a "say-on-pay" vote. Under Section 14A of the Securities Exchange Act of 1934, as amended, we must hold this advisory vote at least once every three years. At the 2011 annual meeting of shareholders, we asked shareholders to vote on an advisory basis with respect to whether future say-on-pay votes should be held once every year, or once every two or three years (the "say-on-frequency" vote). Shareholders indicated by their advisory vote their preference to hold say-on-pay votes on an annual basis. After taking into consideration the results of the say-on-frequency vote at the 2011 annual meeting, our Board determined to include say-on-pay advisory votes in our proxy materials on an annual basis until the next required "say-on-frequency" vote by shareholders.

        The say-on-pay vote is a non-binding vote on the compensation paid to our named executive officers, as described elsewhere in this proxy statement under the heading "Executive Compensation," and includes the "Compensation Discussion and Analysis," or "CD&A," tabular disclosure regarding such compensation and accompanying narrative disclosure set forth in pages 31 through 47 of this proxy statement. The Executive Compensation section describes our compensation philosophy and objectives, how we determine executive compensation, the elements of total compensation and the actual compensation of our named executive officers identified in that section. The Compensation Committee and our Board believe that the policies and practices described in the CD&A are effective in implementing our compensation philosophy and objectives and that the compensation of our named executive officers for fiscal year 2012 reflects and supports those policies and practices.

        The say-on-pay vote is not binding on the Compensation Committee or our Board. However, the committee and the Board will take into account the result of the vote when determining future executive compensation arrangements.

Recommendation

        The Board recommends a vote "FOR" the proposal to approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement.

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 6)

        Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management, and will take into account the vote of our shareholders with respect to the ratification of the appointment of our independent registered public accounting firm.

        Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 30, 2012 and also provided certain other audit-related services. We expect that a representative of Ernst & Young LLP will be present at the meeting and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Recommendation

        The Board recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2013.

What were the fees of our independent registered public accounting firm for services rendered to us during the last two fiscal years?

        The aggregate fees for professional services rendered to us by Ernst & Young LLP for the fiscal years ended June 30, 2012 and 2011 were as follows:

	2012	2011
Audit	$333,000	$318,600
Audit-Related	299,800	131,000
Tax	—	—
All Other	—	17,500

	$632,800	$467,100

        Audit fees for fiscal years 2012 and 2011 were for professional services provided for the audits of our consolidated financial statements and our internal control over financial reporting as well as reviews of the financial statements included in each of our quarterly reports on Form 10-Q.

        Audit-related fees for fiscal year 2012 were for consultation with regard to our accounting for certain licensing arrangements and services rendered in connection with our response to a comment letter from the SEC. Audit-related fees for fiscal year 2011 were for due diligence-related work in connection with our public offering in May 2011, consents relating to registration statements and consultation with regard to the implementation of new accounting standards updates. Other fees for fiscal year 2011 relate to consultation with regard to the filing for federal grant funding under the Patient Protection and Affordable Care Act of 2010.

What is the Audit Committee's pre-approval policy?

        The Audit Committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm. In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $100,000, plus reasonable and customary out-of-pocket expenses, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting.

        The pre-approval requirement is waived with respect to the provision of non-audit services by our independent registered public accounting firm if (1) the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total fees paid by us to our independent registered public accounting firm during the fiscal year in which such non-audit services were provided, (2) such services were not recognized at the time of the engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved by the committee or by one or more of its members to whom authority to grant such approvals has been delegated by the committee prior to the completion of the independent registered public accounting firm's audit. During fiscal years 2012 and 2011, none of the non-audit services provided to us by our independent registered public accounting firm was required to be approved by the Audit Committee pursuant to the so-called "de minimis" exception described above.

        The Audit Committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and certain persons beneficially owning more than 10% of our outstanding common stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on copies of such forms furnished as provided above, or written representations from our officers and directors that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2012 all Section 16(a) filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

        Under regulations adopted by the SEC, any shareholder proposal submitted for inclusion in ImmunoGen's proxy statement relating to the 2013 annual meeting of shareholders must be received at our principal executive offices on or before June 4, 2013.

        In addition to the SEC requirements regarding shareholder proposals, our by-laws contain provisions regarding matters to be brought before shareholder meetings. If shareholder proposals, including proposals relating to the election of directors, are to be considered at the 2013 annual meeting of shareholders, notice of them, whether or not they are included in ImmunoGen's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to our corporate secretary no earlier than July 19, 2013 and no later than August 18, 2013. The notice must include the information set forth in our by-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Our by-laws do not affect any rights of shareholders to request the inclusion of proposals in ImmunoGen's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

        It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

 CERTAIN MATTERS RELATING TO PROXY MATERIALS

        The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including the Notice) and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, New York 11717, telephone number 1-877-830-4936. Shareholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request "householding" of their communications should contact their broker or Broadridge Corporate Solutions, Inc.

OTHER MATTERS

        We know of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed in this proxy statement. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        You may obtain a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2012 (without exhibits) without charge by writing to: Investor Relations, ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451.

By Order of the Board of Directors
CRAIG BARROWS, Secretary

October 2, 2012

EXHIBIT A

IMMUNOGEN, INC.

2006 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN
(as amended June 13, 2012(1))

1.
DEFINITIONS.

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:

    Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

    Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

    Board of Directors means the Board of Directors of the Company.

    Cause shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate provided, however that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

    Change of Control means the occurrence of any of the following events:

      (i)
      Ownership. Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

      (ii)
      Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior

(1)
Amendment in Section 3(a) subject to shareholder approval.

        thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company's assets in a transaction requiring shareholder approval; or

      (iii)
      Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of November 11, 2006, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

    Code means the United States Internal Revenue Code of 1986, as amended.

    Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

    Common Stock means shares of the Company's common stock, $.01 par value per share.

    Company means ImmunoGen, Inc., a Massachusetts corporation.

    Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

    Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

    Fair Market Value of a Share of Common Stock means:

      (1)
      If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date, which is the date of grant, and if such applicable date is not a trading day, the last market trading day prior to such date;

      (2)
      If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date, which is the date of grant, and if such applicable date is not a trading day, the last market trading day prior to such date; and

      (3)
      If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

    ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

    Non-Qualified Option means an option which is not intended to qualify as an ISO.

    Option means an ISO or Non-Qualified Option granted under the Plan.

    Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

    Plan means this ImmunoGen, Inc. 2006 Employee, Director and Consultant Equity Incentive Plan.

    Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

    Stock Grant means a grant by the Company of Shares under the Plan.

    Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

    Survivor means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to a Stock Right by will or by the laws of descent and distribution.

2.
PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.
SHARES SUBJECT TO THE PLAN.

        (a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) ~~8,500,000~~ 12,000,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company's Restated Stock Option Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after November 11, 2006, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of this Plan; provided, however, that no more than 5,900,000 Shares shall be added to the Plan pursuant to this provision.

        (b)   If an Option ceases to be "outstanding", in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitations set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued and any stock appreciation right to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of exercise gain shares issued upon settlement of the stock appreciation right.

        (c)   Not more than 1,000,000 of the total number of Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 24 of this Plan) may be granted as Stock Grants and other Stock-Based Awards whose intrinsic value is not solely dependent on appreciation in the price of the Common Stock after the date of grant ("Full Value Awards"). Options and any other similar Stock-Based Awards shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full Value Award expires, is forfeited, or otherwise lapses, the Shares that were subject to the Full Value Award shall be restored to the total number of Shares available for grant as Full Value Awards pursuant to this paragraph. Except in the case of death, disability, retirement or Change of Control, Full Value Awards shall not vest, and any right of the Company to restrict or reacquire Shares subject to Full Value Awards shall not lapse, (i) in the case of performance-based vesting, less than one (1) year from the date of grant and (ii) in the case of time-based vesting, less than three (3) years from the date of grant, provided that time-based vesting may occur incrementally over such three-year period. Notwithstanding the foregoing, Full Value Awards may be granted to non-employee directors having time-based vesting of less than three (3) years from the date of grant so long as no more than ten percent (10%) of the Shares reserved for issuance under the Plan pursuant to Paragraph 3(a) above (as adjusted under Paragraph 24 of this Plan) may be granted in the aggregate pursuant to such awards from and after September 22, 2010.

4.
ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

  a.
  Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

  b.
  Determine which Employees, directors and consultants shall be granted Stock Rights;

  c.
  Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

  d.
  Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

  e.
  Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it; provided that only a Committee consisting solely of non-employee directors (or the full Board when only non-employee directors are present and voting) shall have the authority to grant Options, Stock Grants or Stock-Based Awards to non-employee directors, or to amend the terms of any such awards in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by the Company to restrict or reacquire Shares subject to, all or any portion of any such award. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.
ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.
TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

  a.
  Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

  i.
  Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

  ii.
  Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

  iii.
  Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, provided that each Non-Qualified Option shall terminate not more than ten years from the date of the grant. Each Option Agreement may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

  iv.
  Option Conditions: Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

  A.
  The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

  B.
  The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

  b.
  ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

  i.
  Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

  ii.
  Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

  A.
  10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

      B.
      More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

    iii.
    Term of Option: For Participants who own:

    A.
    10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

    B.
    More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

    iv.
    Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.
TERMS AND CONDITIONS OF STOCK GRANTS.

        Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

  (a)
  Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Massachusetts General Corporation Law on the date of the grant of the Stock Grant;

  (b)
  Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

  (c)
  Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.
TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards, stock units deferred or otherwise. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

9.
EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee, if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.
ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

        The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant's Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes "reasonably promptly," it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.
RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company's share register in the name of the Participant.

12.
ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement; provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant's lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant's Option Agreement.

  b.
  Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant's termination of employment.

  c.
  The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant's Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one year after the date of the Participant's termination of service, but in no event after the date of expiration of the term of the Option.

  d.
  Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

  e.
  A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

  f.
  Except as required by law or as set forth in a Participant's Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

  a.
  All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

              (i)  To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

             (ii)  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

  b.
  A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant's Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

  c.
  The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.
EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Option Agreement:

  a.
  In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

              (i)  To the extent that the Option has become exercisable but has not been exercised on the date of death; and

             (ii)  In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant's date of death.

  b.
  If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.
EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

        In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

        For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company's forfeiture or repurchase rights have not lapsed.

19.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

  a.
  All Shares subject to any Stock Grant that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

  b.
  Cause is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute Cause, then the Company's right to repurchase all of such Participant's Shares shall apply.

20.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.
EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant's Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company's rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant's death.

22.
PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

  a.
  The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

              "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

  b.
  At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.
DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.
ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant's Agreement:

          a.    Stock Dividends and Stock Splits.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

          b.    Corporate Transactions.    If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets other than a transaction to merely change the state of incorporation (a "Corporate Transaction"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (all Options being made fully exercisable for purposes of this Subparagraph), over the exercise price thereof.

          With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

          c.    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

          d.    Adjustments to Stock-Based Awards.    Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

          e.    Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

25.
ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.
FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.
CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.
WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any

Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

29.
NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.
TERMINATION OF THE PLAN.

        The Plan will terminate on September 4, 2016, 10 years from the date of the adoption of the Plan by the Board, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.
AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of "material amendments" of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Notwithstanding the foregoing, except in the case of death, disability, retirement or Change of Control, outstanding Agreements may not be amended by the Administrator (or the Board) in a manner that would accelerate the exercisability or vesting of, or lapsing of any right by the Company to restrict or reacquire Shares subject to, all or any portion of any Option, Stock Grant or other Stock-Based Award.

32.
EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.
GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M48897-P29563 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except Yes No For Against Abstain For Against Abstain IMMUNOGEN, INC. 830 WINTER STREET WALTHAM, MA 02451 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IMMUNOGEN, INC. 1. To fix the number of members of the Board of Directors at ten (10). 3. To approve an amendment to the 2006 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 3,500,000. 4. To approve an amendment to the Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000. 5. To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in our proxy statement. 6. To ratify the appointment of Ernst & Young LLP as ImmunoGen's independent registered public accounting firm for the fiscal year ending June 30, 2013. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5 AND 6. 01) Mark Skaletsky 02) Joseph J. Villafranca, Ph.D. 03) Nicole Onetto, MD 04) Stephen C. McCluski 05) Richard J. Wallace 2. Election of Directors Nominees: The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Vote on Directors 06) Daniel M. Junius 07) Howard H. Pien 08) Mark Goldberg, MD 09) Dean J. Mitchell 10) Kristine Peterson Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M48898-P29563 Address Changes/Comments:  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) IMMUNOGEN, INC. This proxy is solicited by Shareholders Annual Meeting of Board of Directors 11/13/2012 11:00 AM The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 2, 2012, and does hereby appoint Daniel M. Junius and Gregory D. Perry or either of them (the "proxies"), as the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of IMMUNOGEN, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the offices of the Company, 830 Winter Street, Waltham, Massachusetts on Tuesday, November 13, 2012, at 11:00 AM, Eastern Standard Time, and at any adjournment or postponement thereof. Continued and to be signed on reverse side